As filed with the Securities and Exchange Commission on August 22, 2006
File No. 333-128384

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6
to
Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SANTA MONICA MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	6770	59-3810312
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9229 Sunset Boulevard, Suite 505
Los Angeles, California 90069
(310) 256-3680
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Marshall, Chairman and Chief Executive Officer
9229 Sunset Boulevard, Suite 505
Los Angeles, California 90069
(310) 256-3680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David L. Ficksman Marc Brown Troy & Gould Professional Corporation 1801 Century Park East, 16th Floor Los Angeles, California 90067 Telephone: (310) 553-4441 Facsimile: (310) 201-4746	Ann Chamberlain Floyd I. Wittlin Bingham McCutchen LLP 399 Park Avenue New York, NY 10022-4689 Telephone: (212) 705-7000 Facsimile: (212) 752-5378

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 22, 2006

PROSPECTUS
$150,000,000

Santa Monica Media Corporation

18,750,000 Units

Santa Monica Media Corporation is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition or other similar business combination with an operating business in the communications, media, gaming and/or entertainment industries.

This is an initial public offering of our securities. Each unit has an offering price of $8.00 and consists of:

•	one share of our common stock; and

•	one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination and          , 2007 [one year from the date of this prospectus], and will expire on          , 2010 [four years from the date of this prospectus], or earlier upon redemption.

Santa Monica Capital Partners, LLC, our principal stockholder, has agreed to purchase from us an aggregate of 375,000 units at a price of $8.00 per unit in a private placement prior to the completion of this offering. The units purchased in the private placement will be identical to those sold in this offering. Santa Monica Capital Partners, LLC has agreed that it will not sell or otherwise transfer the shares and warrants comprising the units purchased in the private placement until after we complete a business combination.

We have granted the underwriters a 30-day option to purchase up to 2,812,500 additional units solely to cover over-allotments, if any (over and above the 18,750,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to the underwriters for $100, as additional compensation, an option to purchase up to a total of 937,500 units at a per-unit offering price of $9.60. The units issuable upon exercise of this option will be identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering). The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We have applied to have our units listed on the American Stock Exchange under the symbol [          ] on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of (1) expiration or termination of the underwriters’ over-allotment option or (2) the exercise in full of the over-allotment option, subject in either case to our filing a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on American Stock Exchange under the symbols [          ] and [          ], respectively. We cannot assure you that our securities will be or continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus for a discussion of information that should be considered in connection with investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total(1)

Public offering price	$8.00	$150,000,000
Underwriting discounts and commission(2)	$.60	$11,250,000
Proceeds, before expenses, to us	$7.40	$138,750,000

(1)	The underwriters have an option to purchase up to an additional 2,812,500 units at the public offering price, less the underwriting discount and commission, within 30 days of the date of this prospectus to cover any over-allotments. If the underwriters exercise this option in full, the total public offering price, underwriting discount and commission and proceeds, before expenses to us, will be $172,500,000, $12,937,500 and $159,562,500, respectively. See “Underwriting.”

(2)	Includes deferred underwriting discount of $0.20 per unit, or $3,750,000 ($4,312,500 if the underwriters’ over-allotment option is exercised in full), which equals 2.5% of the gross proceeds and which the underwriters have agreed to defer until the consummation of our initial business combination. No discounts or commissions are payable with respect to the units purchased in the private placement. See “Underwriting.”

Of the proceeds from this offering and the private placement, approximately $7.70 per unit, or $144,300,000 ($165,675,000 if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account at Royal Bank of Canada maintained by Continental Stock Transfer & Trust Company acting as trustee.

We are offering the units for sale on a firm commitment basis. The underwriters expect to deliver our securities to investors in the offering on or about          , 2006.

Joint Book-Running Managers

Citigroup	Deutsche Bank Securities

Co-Manager

Ladenburg Thalmann & Co. Inc.

          , 2006

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Until [          ], 2006, all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements and the related notes and schedules thereto. Unless otherwise stated in this prospectus:

•	references to “we,” “us” or “our company” refer to Santa Monica Media Corporation;

•	unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option;

•	references to a “business combination” mean our initial acquisition of one or more operating businesses through a merger, capital stock exchange, asset or stock acquisition or other similar business combination in the communications, media, gaming and/or entertainment industries;

•	references to the private placement refer to our private placement of 375,000 units at a price of $8.00 per unit to our principal stockholder, Santa Monica Capital Partners, LLC, which will occur prior to the completion of this offering; and

•	unless expressly stated to the contrary, all data in this prospectus have been adjusted to give effect to an approximately 1.20 for 1 split of our common stock that we effected on April 19, 2006.

Our Business

We are a Delaware blank check company incorporated on June 24, 2005 in order to serve as a vehicle for the acquisition of an operating business in the communications, media, gaming and/or entertainment industries. These industries encompass those companies that create, produce, deliver, distribute and market entertainment and information products, communication services, as well as companies that enable voice, video and data transmission. We intend to focus on opportunities where we can combine management and board member knowledge of these sectors with our operational experience in identifying and applying new technologies, including experience in developing online businesses and products to enhance shareholder value. We believe opportunities exist, not only in acquiring stand-alone companies but also in identifying and acquiring underperforming businesses currently owned by larger conglomerates.

To date, our efforts have been limited to organizational activities. Accordingly, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

We plan to direct our efforts on identifying companies for potential acquisition that include at least one of the following characteristics:

•	an underperforming business that we believe would increase its performance with changes in operations or strategy, incremental investment or management expertise;

•	an undercapitalized business;

•	a product or service solution business that may be enhanced by “add-on” acquisitions; or

•	a company whose technology can be leveraged to enhance a communications, media, gaming or entertainment company’s existing products or operations.

Our management team, board of directors and advisors have extensive experience in communications, media, gaming and entertainment industries and provide us with the operational knowledge, technical expertise and relationships to acquire a business in these sectors. Depending on the specific characteristics of the target business, we may issue debt or equity securities or incur indebtedness in connection with a business combination, which may permit us to invest cash directly into a business that was undercapitalized or otherwise in need of liquid funds.

Specifically, within these industries, we intend to identify a potential acquisition candidate within the sectors listed below, although we are not limited to an acquisition exclusively in these sectors:

•	Internet content and distribution;

•	interactive multimedia;

•	voice, video and data transmission platforms and services;

•	video games and massive multiplayer experiences;

•	cable, satellite and digital terrestrial television systems, programming, services and networks;

•	newspaper, book, magazine and specialty publishing;

•	direct marketing, advertising and promotional services;

•	recorded music and music publishing;

•	live entertainment and/or live entertainment venues; and

•	gaming.

In addition to companies directly engaged in selling services related to communications, media, gaming and/or entertainment, we may target companies that enable such businesses with technological tools. For example, we could consider a technology company whose tools can be leveraged by communications, media, gaming and/or entertainment companies to enhance their offerings.

We will utilize the collective experience and expertise of our management team, board of directors and advisory board to identify potential target acquisitions in these areas. We will employ a disciplined approach to identifying, evaluating and negotiating with potential target businesses and will focus our efforts on selecting what we believe is the best opportunity or opportunities for a business combination. Assuming we complete our initial business combination, we may pursue additional business combinations to, among other objectives, drive sales growth, penetrate complementary markets, introduce new products or broaden our sources of revenue.

We anticipate that our search for potential target businesses will involve making contacts with candidates through members of our management team, board of directors and advisory board; seeking referrals from our professional network of contacts including consultants, investment bankers, and business brokers; and contacting owners of media, digital media and technology businesses.

Our executive offices are located at 9229 Sunset Boulevard, Suite 505, Los Angeles, California 90069, and our telephone number is (310) 256-3680.

The Offering

Securities offered:	18,750,000 units, at $8.00 per unit, each unit consisting of:

• one share of common stock; and

• one warrant.

Trading commencement and separation of common stock and warrants:	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of (1) expiration or termination of the underwriters’ over-allotment option or (2) its exercise in full, subject in either case to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

Separate trading of the common stock and warrants is prohibited until:	In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Common stock:

Number outstanding before this offering and the private placement:	4,687,500 shares

Number to be outstanding after this offering and the private placement:	23,812,500 shares

Warrants:

Number outstanding before this offering and the private placement:	4,687,500 warrants

Number to be outstanding after this offering and the private placement:	23,812,500 warrants

Exercisability:	Each warrant is exercisable for one share of common stock.

Exercise price:	$6.00

Exercise period:	The warrants will become exercisable on the later of:

• the completion of a business combination on the terms described in this prospectus, and

• [ ], 2007 [one year from the date of this prospectus].

The warrants held by our current stockholders prior to this offering (not including those underlying the units issued in the private placement) are subject to the further restriction that they may not be exercised until the closing price of our shares of common stock is at least $11.50 for five consecutive trading days and may not be transferred (subject to limited exceptions) for a period of one year following our initial business combination. Warrants purchased by our current stockholders in the private placement, this offering or the aftermarket will not be subject to this restriction.

The warrants will expire at 5:00 p.m., Los Angeles time, on [ ], 2010 [four years from the date of this prospectus] or earlier upon redemption.

Redemption:	We may redeem the outstanding warrants at any time after the warrants become exercisable:

• in whole and not in part;

• at a price of $.01 per warrant;

• upon a minimum of 30 days’ prior written notice of redemption; and

• if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and to provide a sufficient degree of liquidity to cushion the market to our redemption call. However, there is no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made.

The warrants owned by our current stockholders prior to this offering (not including those underlying the units issued in the private placement) are not subject to redemption.

Private placement:	Santa Monica Capital Partners, LLC, our principal stockholder, has agreed to purchase from us an aggregate of 375,000 units at a price of $8.00 per unit, for a total of $3,000,000, in a private placement prior to the completion of this offering. The units purchased in the private placement will be identical to those sold in this offering. Santa Monica Capital Partners, LLC has agreed that it will not sell or otherwise transfer the shares and warrants comprising such units until after we consummate a business combination and will waive its rights to conversion of these shares in connection with the vote on our initial business combination and to liquidation proceeds with respect to such shares in the event we fail to consummate a business combination. Santa Monica Capital Partners, LLC is a limited liability company that is owned by our Chief Executive Officer, David Marshall, and three of our other officers and directors. Santa Monica Capital Partners, LLC does not conduct any business other than serving as a holding company for the securities issued by us that are beneficially owned by those officers and directors.

The $3,000,000 of proceeds from the private placement will be added to the proceeds of this offering and will be held in the trust account pending our completion of a business combination on the terms described in this prospectus. If we do not complete such a business combination, then the $3,000,000 of proceeds will be part of the liquidating distribution to our public stockholders and the warrants that are part of the units issued in the private placement will expire worthless.

In connection with the vote required for the initial business combination, Santa Monica Capital Partners, LLC has agreed to vote the shares of common stock acquired by it in the private placement in accordance with the majority of the shares of common stock voted by the public stockholders.

Proposed American Stock Exchange symbols for our:

Units:	[ ]

Common stock:	[ ]

Warrants:	[ ]

Proceeds of this offering and the private placement to be held in the trust account:	$144,300,000, or approximately $7.70 per unit, of the proceeds of this offering will be placed in a trust account at Royal Bank of Canada maintained by Continental Stock Transfer & Trust Company, pursuant to an agreement to be signed on the date of this prospectus. The amount to be placed in the trust account includes $3,000,000 of proceeds from the private placement and $3,750,000 of deferred underwriting discounts. We believe that the inclusion in the trust account of the proceeds from the private placement and the deferred underwriting discounts is a benefit to our stockholders because additional proceeds will be available for distribution to investors if a liquidation of our company occurs prior to our completing an initial business combination. These proceeds will not be released until the earlier of the completion of a business combination and our liquidation. However, up to $2,100,000 of the interest earned on the trust account (net of taxes payable on such interest) may be released to us to cover a portion of our operating expenses. Therefore, except with respect to such interest, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination only from the proceeds of this offering and the private placement not held in the trust account (initially, $500,000) after payment of expenses related to this offering and from any interest earned on the trust account and released to us as described above. It is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

The underwriters have agreed to defer $3,750,000 of their underwriting discount ($4,312,500 if the over-allotment option is exercised in full) until the consummation of our initial business combination. Upon the consummation of an initial business combination, this deferred underwriting discount of $0.20 per unit, which equals 2.5% of the gross proceeds of this offering, will be released to the underwriters out of the proceeds of this offering held in the trust account at Royal Bank of Canada maintained by Continental Stock Transfer & Trust Company acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.

Warrant proceeds paid to us:	None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Limited payments to insiders:	Prior to the completion of a business combination, we will not pay any fees, reimbursements or other cash payments to our officers, directors or advisory board members or their respective affiliates other than:

• repayment on the earlier of December 31, 2006 or the completion of this offering of a $240,000 loan, plus interest at the rate of 5% per annum, made by Santa Monica Capital Partners, LLC to cover offering expenses;

• payment on the terms described below of up to $7,500 per month (with a maximum payment obligation of $180,000) to Santa Monica Capital Partners, LLC for office space and administrative services; and

• reimbursement for any expenses related to this offering and to identifying and investigating a suitable business combination.

Stockholders must approve our initial business combination:	We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock then-owned by them in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and only if public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights described below. Voting against the business combination alone will not result in conversion of a stockholder’s shares for a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described below. We will only structure or consummate a business combination in which all stockholders exercising their conversion rights, up to 19.99%, are entitled to receive their pro rata portion of the trust account (net of taxes payable). Additionally, we will not propose a business combination to our stockholders that includes a provision that the business combination will not be consummated if stockholders owning less than 19.99% vote against the business combination and exercise their conversion rights as described below. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation) from the date of this offering, the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended plan of dissolution and distribution, in the event our stockholders do not approve such business combination.

Conversion rights for public stockholders voting to reject our initial business combination:	If our initial business combination is approved and completed, public stockholders voting against our initial business combination will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, including the deferred underwriting discount and interest income earned on the trust account, net of (1) income taxes payable on the interest income on the trust account and (2) up to $2,100,000 of interest income on the trust account balance, net of income taxes payable on this amount, released to us to fund working capital requirements. Public stockholders who convert their common stock into a pro rata share of the trust account will be paid promptly their conversion price following their exercise of conversion rights and will continue to have the right to exercise any warrants they own. We estimate that the initial per share conversion price will be approximately $7.70 per share. This amount is less than the $8.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion. Accordingly, there may be a disincentive on the part of public stockholders to exercise their conversion rights. Because converting stockholders will receive their proportionate share of deferred underwriting compensation and the underwriters will be paid the full amount of the deferred underwriting compensation at the time of the closing of our initial business combination, the non-converting stockholders will bear the financial effect of our payment of such amount to both the converting stockholders and the underwriters. Our payment of this amount to both the converting stockholders and the underwriters could have the effect of reducing the amount otherwise distributed to us from the trust account by up to approximately $750,000 assuming conversion of the maximum number of 3,749,999 shares of common stock.

Dissolution and liquidation if no business combination:	We will adopt a plan of dissolution and liquidation, which will include a plan for the distribution to our public stockholders of the assets in our trust account and of any remaining assets outside the trust account, if we do not effect a business combination within

18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period). Pursuant to our amended and restated certificate of incorporation, upon the expiration of the applicable time periods, our purpose and powers will be limited to dissolving and liquidating. We cannot provide investors with assurances of a precise timetable for our dissolution and liquidation in such circumstances. However, contained in our amended and restated certificate of incorporation is the agreement of our board to dissolve our company upon the expiration of the applicable time period, and our directors and executive officers have agreed to vote in favor of the dissolution and liquidation.

If a letter of intent, agreement in principle or definitive agreement for a business combination is not executed within 18 months after the consummation of this offering, our board of directors will adopt a specific plan of dissolution and liquidation prior to such 18th month and will cause a proxy statement to be prepared that sets forth such plan and recommends that stockholders vote in favor of the plan. If no such letter of intent, agreement in principle or definitive agreement is executed within 18 months after the consummation of this offering, we will file the proxy statement with the Securities and Exchange Commission as promptly as possible after the expiration of the 18-month deadline and will hold a stockholders’ meeting to consider the plan of dissolution and liquidation as promptly as possible thereafter.

If the 24-month deadline described above is applicable because we have executed a letter of intent, agreement in principle or definitive agreement for a business combination within 18 months after the consummation of this offering but have not consummated the business combination within such 18-month period, our board will adopt a specific plan of dissolution and liquidation prior to the 24th month after the completion of this offering (assuming the business combination has not been consummated) and will cause a proxy statement to be prepared that sets forth such plan and recommends that stockholders vote in favor of the plan. If the business combination is not consummated within 24 months after the consummation of this offering, we will file the proxy statement with the SEC as promptly as possible after the expiration of the 24-month deadline and will hold a stockholders’ meeting to consider the plan of dissolution and liquidation as promptly as possible thereafter. Furthermore, if we seek approval from our stockholders to consummate a business combination within 90 days prior to the expiration of the 24-month deadline, the proxy statement related to the business combination will also seek stockholder approval for our board’s recommended plan of dissolution and liquidation in the event our stockholders do not approve the business combination.

Promptly after the approval by our stockholders of our plan of dissolution and liquidation, we will liquidate our assets (including the amount in the trust account and accrued interest on such amount net of income taxes payable on such interest) and, after paying or reserving for payment our liabilities (from assets outside the trust account and, if necessary, within the trust account) and the costs of dissolution and liquidation (to be paid from assets outside the trust account), we will distribute the remaining assets solely to our public stockholders. All of our officers and directors directly or indirectly own common stock in our company, but have waived their right to receive distributions (other than with respect to common stock, or any shares of common stock underlying units, they purchase in connection with this offering or in the after market) upon the liquidation of the trust account and as part of our plan of dissolution and distribution in the event we do not consummate a business combination within the required time periods.

We estimate that the costs associated with our dissolution and liquidation will not exceed $75,000. We intend to pay those costs from our remaining assets outside of the trust account. If our assets held outside the trust account are insufficient to pay such costs, the Company’s three executive officers — David Marshall, Kurt Brendlinger, and Eric Pulier — have agreed to provide any additional funds that are required to pay the costs associated with the dissolution and liquidation, excluding any special, indirect or consequential costs, such as litigation, pertaining to our dissolution and liquidation. We anticipate that the payment (including the reservation for payment) of all of our other liabilities will also be funded from our assets held outside the trust account but, if such assets are insufficient, the assets in the trust account will be used to pay such liabilities.

We estimate that, in the event of our dissolution and liquidation, a public stockholder will receive approximately $7.70 per share from the trust account, without taking into account any interest earned on the trust account and without taking into account any of our assets that may be held outside the trust account. However, if we do not have sufficient funds outside the trust account to cover our liabilities (including liabilities that may arise as a result of lawsuits brought by third parties), the amount distributed to our public stockholders will be less than $7.70 per share.

In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. If we are not able to obtain approval from a majority of our stockholders, we cannot dissolve and liquidate and we will not be able to distribute funds from our trust account to holders of our common stock sold in this offering and these funds will not be available for any other corporate purpose. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

Lock-up of securities:	All of our existing stockholders have agreed that, except as described in the following sentence, the units, shares and warrants (including the shares issuable upon exercise of the warrants) that they owned prior to the completion of this offering may not be sold or otherwise transferred until one year after the date of the closing of our initial business combination. During this lock-up period, an existing stockholder is permitted to transfer units, shares or warrants (including the shares issuable upon exercise of the warrants) (1) by gift to an immediate family member or to a trust the beneficiary of which is a member of the stockholder’s immediate family, (2) to an affiliate of the stockholder, (3) to a charitable organization, (4) by virtue of the laws of descent and distribution upon the stockholder’s death, (5) pursuant to a qualified domestic relations order, (6) in the event of our liquidation prior to a business combination, or (7) in the event of the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares for cash, securities or other property subsequent to our consummation of a business combination. As a condition to the transfer of the units, shares or warrants (including the shares issuable upon exercise of the warrants) pursuant to the exceptions listed in clauses (1) to (5) of the preceding sentence, the transferee of the units, shares or warrants (including the shares issuable upon exercise of the warrants) will be required to agree in writing that he or she is subject to the same transfer restrictions during the lock-up period. The same transfer restrictions apply to units, shares and warrants underlying the units (including the shares issuable upon exercise of the warrants) that will be purchased by Santa Monica Capital Partners, LLC in the private placement prior to the completion of this offering, except that the lock-up period will end upon consummation of our initial business combination. In addition, any transfer of units, shares or warrants (including the shares issuable upon exercise of the warrants) by an existing stockholder that is made at any time must be conducted pursuant to an effective registration statement covering the transfer or pursuant to a registration exemption provided by applicable securities laws and regulations.

Risks

We are a newly formed company that has no operations and has generated no revenues. Until we complete a business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. If we make down payments or pay exclusivity or similar fees in connection with structuring and negotiating our initial business combination and we do not complete the specific business combination, the costs incurred for the proposed transaction will not be recoverable. Such an event will result in a loss to us of the costs incurred and could materially and adversely affect subsequent attempts to locate and acquire or merge with another business.

You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 13 of this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements and the related notes and schedules thereto that are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	June 30, 2006
	Actual	As Adjusted(1)

Balance sheet data:
Working capital (deficiency)	$(585,136)	$144,508,317
Total assets	612,598	144,553,317
Total liabilities(2)	636,631	3,795,000
Value of common stock which may be converted to cash (approximately $7.70 per share)	0	28,874,992
Stockholders’ equity (deficit)	(24,033)	$111,883,325

(1)	Excludes the $100 purchase price for the purchase option issued to the underwriters. Includes the deferred underwriting discount equal to 2.5% of the gross proceeds from the sale of the units to the public stockholders, or $3,750,000 ($4,312,500 if the underwriters’ over-allotment option is exercised in full), which the underwriters have agreed to defer until the consummation of our initial business combination.

(2)	Includes the deferred underwriting discount of $3,750,000 ($4,312,500 if the underwriters’ over-allotment option is exercised in full) that is payable to the underwriters out of the trust account upon completion of a business combination.

The “as adjusted” information gives effect to the sale of the units we are offering pursuant to this prospectus, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the sale of 375,000 units at $8.00 per unit in the private placement.

The working capital and total assets amounts include the $144,300,000 (or $165,675,000 if the underwriters’ over-allotment option is exercised in full) to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not consummated, we will be dissolved and the proceeds held in the trust account will be distributed solely to our public stockholders, who, for this purpose, include our existing stockholders with respect to any shares purchased by them in this offering or in the aftermarket.

We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, if we have the requisite vote, we may effect a business combination even if public stockholders owning up to 3,749,999 shares of the 18,750,000 shares sold in this offering exercise their conversion rights and vote against the business combination. If this occurred, we would be required to convert to cash up to 3,749,999 shares of the 18,750,000 shares sold in this offering, at an initial per-share conversion price of approximately $7.70, without taking into account interest earned on the trust account (net of taxes payable on income of funds in the trust account). The actual per share conversion price will be equal to:

•	the amount in the trust account, including all accrued interest (net of taxes payable on income of funds in the trust account) after a reduction of up to $2,100,000 of interest income disbursed to us to cover a portion of our operating expenses, as of two business days prior to the proposed consummation of the business combination,

•	divided by the number of units sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our securities. If any of the following risks occurs, our business, financial condition and results of operations may be adversely affected. In that event, the trading price of our securities could decline, and you could lose all or a part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements, including as a result of the risks described below.

Risks Associated with Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business in the communications, media, gaming and/or entertainment industries. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates or engaged any agent or other representative to identify or locate suitable acquisition candidates. We have no present revenues and will not generate any revenues until, at the earliest, after the consummation of a business combination.

We will terminate business operations, dissolve and liquidate if we do not consummate a business combination within a specified period after the consummation of this offering.

We do not have any specific merger, asset acquisition or other business combination under consideration, and we have not had any discussions, formal or otherwise, with respect to such a transaction. Pursuant to, among other documents, our amended and restated certificate of incorporation, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria described below in this risk factor have been satisfied, our purpose and powers will be limited to dissolving, liquidating and winding up. We view this obligation to dissolve and liquidate as an obligation to our public stockholders and neither we nor our board of directors will take any action to amend or waive any provision of our amended and restated certificate of incorporation to allow us to continue for a longer period of time if it does not appear we will be able to consummate a business combination within the applicable time periods. Our existing stockholders including as to shares acquired through the private placement have waived their rights to participate in any liquidation distribution with respect to their initial shares and have agreed to vote in favor of any plan of dissolution and distribution which we will present to our stockholders for vote. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of our dissolution and liquidation of the trust account from our remaining assets outside of the trust account, and our three executive officers — David Marshall, Kurt Brendlinger and Eric Pulier — have agreed to pay such costs to the extent that the remaining assets held outside the trust account are insufficient to pay such costs.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to consummate that transaction within the permitted time period following the consummation of this offering our purpose and powers will be limited to dissolving, liquidating and winding up.

Promptly after the approval by our stockholders of our plan of dissolution and liquidation, we will liquidate our assets (including the amount in the trust account and accrued interest on such amount net of income taxes payable on such interest) and, after paying or reserving for payment our liabilities (from assets outside the trust account and, if necessary, within the trust account) and the costs of dissolution and liquidation (to be paid from assets outside the trust account), we will distribute the remaining assets solely to our public stockholders.

If we are forced to dissolve and liquidate before a business combination and distribute the trust account, our public stockholders will receive less than $8.00 per share and our warrants will expire worthless.

If we are unable to complete a business combination within the prescribed timeframes and are forced to dissolve and liquidate our assets, the per share liquidation distribution will be less than $8.00. If we were to expend all of the net proceeds of this offering and the private placement, other than the proceeds deposited in the trust account, and without taking into account any interest earned on the trust account, the initial per share liquidation price would be $7.70, or $.30 less than the per unit offering price of $8.00, assuming that amount was not further reduced by claims of creditors. We cannot assure you that the actual per share liquidation price will not be less than $7.70. In the event that our board of directors recommends and our stockholders approve a plan of dissolution and distribution and it is subsequently determined that our reserves for claims and liabilities to third parties are insufficient, stockholders who receive funds from our trust account could be liable up to such amounts to creditors. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Proposed Business — Effecting a Business Combination — Liquidation if No Business Combination.”

If the net proceeds of this offering not being placed in the trust account together with the interest earned on the trust account available to us are not sufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, including up to $2,100,000 of interest that may be released to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds not being placed in the trust account to pay fees to consultants to assist us with our search for a target business. Additionally, we could use a portion of the funds not being placed in the trust account as a down payment or to fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. If we did and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than we would if were subject to Rule 419. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Proposed Business — Comparison to Offerings of Blank Check Companies” below.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by stockholders will be less than $7.70 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses and other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, and it is not a condition to our doing business with anyone. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would enter into an agreement with a third party that did not execute a waiver only if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over the claims of our public stockholders and the per share liquidation price could be less than the initial $7.70 per share held in the trust account, plus interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account and net of any amounts that may have been released to us to pay our expenses), due to claims of such creditors. If we are unable to complete a business combination and are forced to liquidate, our Chief Executive Officer, David Marshall, and our other two executive officers, Kurt Brendlinger and Eric Pulier, will be personally liable for claims brought by a vendor or a prospective target business if such person or entity does not provide a valid and enforceable waiver to rights or claims to the trust account so as to ensure that the proceeds in the trust account are not reduced by the claims of such persons that are owed money by us for services rendered or products sold to us. The indemnification that our three executive officers have agreed to provide on our behalf is limited to the circumstances described in the preceding sentence, and our executive officers will not be personally liable for any other types of claims that may be made against the trust account. We cannot assure you that our Chief Executive Officer and other executive officers will be able to satisfy those obligations. Based on the information provided to us in the director and officer questionnaires provided to us in connection with this offering as well as the representations as to their accredited investor status (as such term is defined in Regulation D), we currently believe that such persons are of substantial means and capable of funding their indemnity obligations, even though we have not asked them to reserve for such an eventuality. However, we cannot assure you that our Chief Executive Officer and the other executive officers will be able to satisfy those obligations. We believe the likelihood of our Chief Executive Officer and the other executive officers having to indemnify the trust account is limited because we intend to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claims of any kind in or to monies held in the trust account. We also will have access to up to $2.5 million in funds available outside the trust account. In the event that our board recommends and our stockholders approve a plan of dissolution and distribution and it is subsequently determined that our reserve for claims and liabilities to third parties is insufficient, stockholders who received funds from our trust account could be liable for up to such amounts to creditors.

Additionally, if we are forced to file a bankruptcy case or an involuntary case is filed against us that is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account the per share liquidation distribution would be less than the initial $7.70 per share held in the trust account.

Upon distribution of the trust account, our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

We will dissolve and disburse the funds in our trust account to our public stockholders if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if certain extension criteria are satisfied). Under Sections 280 through 282 of the Delaware General Corporation Law, or DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to our public stockholders as part of our plan of dissolution and distribution, we do not intend to comply with these procedures of the DGCL. In the event that the Board recommends and the stockholders approve a plan of dissolution and distribution and it is subsequently determined that our reserve for claims and liabilities to third parties was insufficient, stockholders who received funds could be liable for up to such amounts to creditors. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. We cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are unable to maintain a current prospectus relating to the common stock underlying our warrants, the warrants may have little or no value and the market for the warrants may be limited.

Our warrants will not be exercisable unless, at the time of exercise, a post-effective amendment to the registration statement is effective which includes a current prospectus relating to the common stock issuable upon exercise of the warrants and the common stock underlying the warrants has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holders of our warrants. Under the terms of the warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us, we have agreed to use our best efforts to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. In addition, the warrant agreement provides that we are not required to net-cash settle the warrants if we are unable to maintain a current prospectus. If the prospectus relating to the common stock issuable upon exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may not be exercisable before they expire. Thus, the warrants may be deprived of any value and the market for the warrants may be limited. If and when the warrants become redeemable by us, we may exercise our redemption right even if the warrants are not exercisable by their holders.

If we do not consummate a business combination and dissolve, payments from the trust account to our public stockholders may be delayed.

We currently believe that any plan of dissolution and distribution subsequent to the expiration of the 18 and 24-month deadlines would proceed in approximately the following manner:

•	our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and distribution, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out the plan of dissolution and distribution as well as the board’s recommendation of the plan;

•	promptly after the passing of such deadline, we would file our preliminary proxy statement with the Securities and Exchange Commission;

•	If the Securities and Exchange Commission does not review the preliminary proxy statement, then, 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders, at which they will either approve or reject our plan of dissolution and distribution; and

•	If the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive such comments within approximately 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and distribution.

In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation) from the date of this offering, the proxy statement related to such a business combination will also seek stockholder approval for our board’s recommended plan of distribution and dissolution, in the event our stockholders do not approve such a business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date which is 24 months from the date of this offering (assuming the 24-month deadline is applicable), our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and liquidation, and promptly after such date file a proxy statement with the Securities and Exchange Commission seeking stockholder approval for such plan.

These procedures, or a vote to reject any plan of dissolution and distribution by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of dissolution and distribution.

Since we have not currently selected any target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the operations of that business.

Since we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the operations of that business. To the extent we complete a business combination with a financially unstable company or an entity in its early stages of development or growth and/or an entity subject to unknown or unmanageable liabilities, we may be affected by numerous risks inherent in the business operations of those entities. We would consider a company to be financially unstable if, for example, a substantial portion of its cash flow were dedicated to its debt service obligations or its expected capital expenditure requirements exceeded the ability of the target business to fund them. In addition, we would consider a business to be in its early stages of development or growth if it is newly formed and is in the process of developing its initial technologies, processes, services, or products. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. Subject to the limitations that a target business must be in the communications, media, gaming and/or entertainment industries and have a fair market value of at least 80% of our net assets at the time of the acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities), we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. For a more complete discussion of our selection of a target business, see the section below entitled “Proposed Business — Effecting a Business Combination — We Have Not Identified a Target Business.”

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	upon consummation of this offering, $144,300,000 (or a greater amount up to $165,675,000 depending on the amount of the over-allotment option that is exercised, if any) of the proceeds from this offering and the private placement, and the deferred underwriting discount will be placed into the trust account, which funds may not be disbursed from the trust account except in connection with our initial business combination, upon our liquidation or as otherwise permitted in the amended and restated certificate of incorporation, provided that up to $2,000,000 of the interest earned on the trust account (net of taxes payable on this interest) may be released to us to cover a portion of our operating expenses;

•	prior to the consummation of our initial business combination, we will submit the business combination to our stockholders for approval;

•	we may consummate our initial business combination only if approved by a majority of the shares of common stock voted by the public stockholders and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

•	if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account;

•	if our initial business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, our purpose and powers will be limited to dissolving, liquidating and winding up, and then distributing to all of our public stockholders their pro rata share of the trust account; and

•	we may not consummate our initial business combination unless it meets the conditions specified in this prospectus, including the requirement that the business combination must be with an operating business whose fair market value is equal to at least 80% of our net assets at the time of such business combination (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities).

Our amended and restated certificate of incorporation requires that we obtain unanimous consent of our stockholders to amend the above-described provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions, including the requirement that the public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights in order for our initial business combination to be consummated, as obligations to our stockholders, and we will not take any action to waive or amend any of these provisions.

Because we are a blank check company, it may be difficult for us to complete a business combination during the prescribed time period.

Through July 28, 2006, based upon publicly available information, approximately 67 similarly structured blank check companies have completed initial public offerings and numerous others have filed registration statements for initial public offerings. Of these companies, only 9 companies have consummated a business combination, while 17 other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately 41 blank check companies with approximately $2.9 billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore there are approximately 44 offerings that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies have specific industries that they must complete a business combination in, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to competition from these and other companies (including large private equity and similar firms) seeking to consummate a business plan similar to ours which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only 9 of such companies have completed a business combination and 17 of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

We may issue shares of our capital stock in connection with a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 200,000,000 shares of common stock, par value $.001 per share, and 25,000,000 shares of preferred stock, par value $.001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 150,500,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to the underwriters). Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of our present officers and directors;

•	may adversely affect prevailing market prices for our securities; and

•	may subordinate the rights of holders of our common stock if preferred stock is issued with rights senior to those afforded to our common stock.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Proposed Business — Effecting a Business Combination — Selection of a Target Business and Structuring of a Business Combination.”

We may issue debt securities or otherwise incur substantial debt in connection with a business combination, which may adversely affect our leverage and financial condition.

Although we have no commitments as of the date of this prospectus to issue any debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt in connection with a business combination. If we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Proposed Business — Effecting a Business Combination — Selection of a Target Business and Structuring of a Business Combination.”

Our ability to effect a business combination and to execute any potential business plan afterwards will be dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we may have only a limited ability to evaluate.

Our ability to effect a business combination will be dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although most of our management, particularly our Chief Executive Officer, may remain associated with us following a business combination and there is no assurance that any of our management will remain associated with us following a business combination, we may employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. Moreover, our current management will be able to remain with the combined company after the consummation of a business combination only if they are able to negotiate this point as part of any such combination. If we acquired a target business in an all-cash transaction, it would be more likely that current members of management would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company following a business combination, it may be less likely that management would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination.

Our current management may have a conflict of interest in connection with negotiating the terms of our initial business combination.

Since our current management may negotiate the terms of our initial business combination as well as the terms of their employment or consulting arrangements, our current management may have a conflict of interest in attempting to negotiate terms that are favorable to our public stockholders in the acquisition agreement at the same time that they are negotiating terms in their employment or consulting arrangements that are favorable to them. Although management intends to fully exercise their fiduciary duty to negotiate terms in the acquisition agreement that are in the best interests of our public stockholders, management may fail to satisfy this fiduciary duty if they concurrently negotiate terms in their employment or consulting agreements that are favorable to them.

Our officers and directors will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could impact our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full-time employees prior to the consummation of a business combination. All of our executive officers are engaged in other business endeavors and are not obligated to contribute any specific number of hours to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could impact our ability to consummate a business combination.

Some of our officers, directors and members of our advisory board are currently affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicting fiduciary duties in determining to which entity a particular business opportunity should be presented.

Certain of our officers, directors and members of our advisory board are currently involved in other businesses that are similar to the business activities that we intend to conduct following a business combination. Due to these existing affiliations, they may have conflicting fiduciary obligations with regard to presenting certain potential business opportunities to those entities that may be of interest to us. Our officers, directors and members of our advisory board may in the future become affiliated with other entities, including other “blank check” companies, engaged in business activities similar to those we intend to conduct. Certain of these individuals identified below, are affiliated with the following entities: Mr. Marshall, our chairman, and chief executive officer, with Youbet.com Inc., as Vice Chairman of the Board; Mr. Pulier, our Chief Technology Officer and director, with SOA Software, Inc., as Executive Chairman, and ARTISTdirect, Inc., as a director and consultant; Mr. Brendlinger, our Chief Financial Officer and director, with Aaron Fleck & Associates, LLC, as Managing Director; Mr. Clement, a director, with Cox Communications, as Senior Vice President of Strategy and Development. Mr. Golden, a member of our advisory board, with Golden Touch Media, as Managing Partner; and Mr. Granat, a member of our advisory board, with Walden Media, as Chief Executive Officer, and Anschutz Film Group, as President.

For a discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

If we seek to effect a business combination with an entity that is directly or indirectly affiliated with one or more of our officers, directors or advisory board members, conflicts of interest could arise.

Some of our officers, directors and advisory board members either currently have or may in the future have affiliations with companies in the communications, media, gaming, and/or entertainment industries. If we were to seek a business combination with a target business with which one or more of such persons may be affiliated, conflicts of interest could arise in connection with negotiating the terms of and completing the business combination. Conflicts that may arise may not be resolved in our favor. Our officers, directors and members of our advisory board are not currently aware of any specific opportunities to consummate a business combination with any entities with which they are affiliated, whether by virtue of the sale of assets, spin-off, divestiture or otherwise, and there have been no preliminary discussions or indications of interest with any such entity or entities. Although we will not be specifically focusing on, or targeting any, transaction with any affiliated entities, we would consider such a transaction after the offering if any such opportunity were presented to us, although we are unaware of any such actual or potential transaction as of the date of this prospectus. It is possible that we could consider an opportunity with an affiliated entity without first seeking to consummate a business combination with a non-affiliated entity. If, after the offering, we became aware of and pursued an opportunity to seek a business combination with a target business with which one of more of our existing officers and directors may be affiliated, conflicts of interest could arise in connection with negotiating the terms of and completing the business combination. Accordingly, such officers, directors and members of our advisory board may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to consummate a business combination. For a discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.”

All of our officers and directors beneficially own shares of, and warrants to purchase, our common stock which will not participate in liquidation distributions, and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors own stock and warrants in our company, either directly or indirectly, but have waived their right to receive distributions upon our liquidation. The shares and warrants owned by our directors and officers will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and in timely completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our public stockholders’ best interest.

It is probable that we will be able to complete only one business combination, which will cause us to be solely dependent on a single business and a limited number of products or services.

The net proceeds from this offering and the private placement will provide us with approximately $140,950,000 (net of the $3,750,000 deferred underwriting discount payable upon consummation of a business combination), which we may use to complete a business combination. Our initial business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities). Consequently, it is probable that we will have the ability to complete only a single business combination. Accordingly, the prospects for our ability to effect our acquisition strategy may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and if the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

We will depend on interest earned on the trust account balance to fund a portion of our search for a target business or businesses and to complete our initial business combination.

Of the net proceeds of this offering, $400,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital that we may need to identify one or more target businesses and to complete our initial business combination. While we are entitled to have released to us from the trust account for such purposes interest income, net of income taxes on such interest, of up to a maximum of $2,100,000, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to obtain additional funds from our initial stockholders or another source to continue operations, or we may be forced to liquidate. None of our officers, directors or stockholders is required to provide any financing to us.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or to abandon a particular business combination.

Although we believe that the net proceeds of this offering and the private placement will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares from converting stockholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing is unavailable when needed to consummate a particular business combination, we will be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing may stall the development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder votes in a manner that is not favorable to our public stockholders.

Upon consummation of our offering (including the units purchased in the private placement), our existing stockholders (including all of our officers and directors) will directly or indirectly collectively own approximately 21.3% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering) and warrants to purchase up to an additional 21.3% of our issued and outstanding shares of common stock. At any annual or special meeting of stockholders that addresses any matter other than a business combination, our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Although our existing stockholders have agreed that they will vote on a proposed business combination in accordance with the majority of shares of common stock voted by our public stockholders, we cannot assure you that our existing stockholders will not vote their shares on other matters in a manner that does not favor our public stockholders.

Our existing stockholders paid an aggregate of $60,000, or $0.013 per unit, for their units purchased prior to this offering and the private placement and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock and warrants at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 30.4% or $2.43 per share (the difference between the pro forma net tangible book value per share of $5.57, and the initial offering price of $8.00 per unit). See “Dilution” for additional information regarding the dilution that you will experience.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units we will be issue warrants to purchase 18,750,000 shares of common stock (or warrants to purchase 21,562,500 shares of our common stock if the underwriters’ over-allotment option is exercised in full). We will also issue an option to purchase 937,500 units to the underwriters, which, if exercised, will result in the issuance of an additional 937,500 warrants and an additional 937,500 shares. Our existing stockholders also own warrants to purchase an aggregate of 5,062,500 shares, including the 375,000 shares that are issuable upon exercise of the warrants to be acquired in the private placement. To the extent that we desire to issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and the representatives’ purchase option could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and representatives’ purchase option may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and this option are exercised, you will experience dilution in your holdings.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock, and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to demand that we register the resale of their shares and warrants (including shares and warrants purchased in the private placement) at any time after the consummation of our initial business combination, subject to the transfer restrictions imposed by the lock-up agreements. If our existing stockholders exercise their registration rights with respect to all of their shares and warrants (including the shares that are issuable upon exercise of the warrants acquired in the private placement), then there may be an additional 10,125,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or may request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities, which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trust agent only in “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity date of 180 days or less. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expenses for which we have not accounted.

Our existing stockholders will not be reimbursed for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not held in the trust account unless the business combination is consummated, and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our existing stockholders, including all of our officers and directors, will not be reimbursed for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not held in the trust account unless the business combination is consummated. The financial interest of our officers and directors could influence their motivation in selecting a target business, and thus there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

The American Stock Exchange may delist our securities, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied to list our securities on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities upon listing will continue to be listed on the American Stock Exchange. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at the time of our business combination. If the American Stock Exchange delists our securities from trading on its exchange, we could face significant consequences including:

•	reduced liquidity with respect to our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;

•	limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

If the private placement is not conducted in compliance with applicable law, Santa Monica Capital Partners, LLC may have the right to rescind its purchase of units. Such a rescission right may require us to refund an aggregate of $3,000,000 to Santa Monica Capital Partners, LLC, thereby reducing the amount in the trust account available to us to consummate a business combination or, in the event we do not complete a business combination within the period prescribed by this offering, the amount available to our public stockholders upon our liquidation.

Although we believe that we will conduct the private placement in accordance with applicable law, there is a risk that the units, and shares and warrants underlying the units, should be registered under the Securities Act of 1933 and applicable blue sky laws. Although Santa Monica Capital Partners, LLC has waived its right, if any, to rescind the unit purchase as a remedy to our failure to register these securities, the waiver may not be enforceable in light of the public policy underlying Federal and state securities laws. If Santa Monica Capital Partners, LLC brings a claim against us and successfully asserts rescission rights, we may be required to refund an aggregate of $3,000,000, plus interest, to it, thereby reducing the amount in the trust account available to us to consummate a business combination, or, in the event we do not complete a business combination within the period prescribed by this offering, the amount available to our public stockholders upon our liquidation.

Risks Associated with the Communications, Media, Gaming and/or Entertainment Industries

We intend to focus our search on target businesses in the communications, media, gaming, and/or entertainment industries. We believe that the following risks will apply to us following the completion of a business combination with a target business in the communications, media, gaming, and/or entertainment industries.

The speculative nature of the communications, media, gaming, and/or entertainment industries may negatively impact our results of operations.

Certain segments of the communications, media, gaming, and/or entertainment industries are highly speculative and historically have involved a substantial degree of risk. For example, the success of a particular video game, program or series or recreational attraction depends upon unpredictable and changing factors, including the success of promotional efforts, the availability of alternative forms of entertainment and leisure time activities, general economic conditions, public acceptance and other tangible and intangible factors, many of which are beyond our control. If we complete a business combination with a target business in such a segment, our operations may be adversely affected.

If we are unable to protect our patents, trademarks, copyrights and other intellectual property rights following a business combination, competitors may be able to use our technology or intellectual property rights, which could weaken our competitive position.

If we are successful in acquiring a target business and the target business is the owner of patents, trademarks, copyrights and other intellectual property, our success will depend in part on our ability to obtain and enforce intellectual property rights for those assets, both in the United States and in other countries. In those circumstances, we may file applications for patents, copyrights and trademarks as our management deems appropriate. We cannot assure you that these applications, if filed, will be approved, or that we will have the financial and other resources necessary to enforce our proprietary rights against infringement by others. Additionally, we cannot assure you that any patent, trademark or copyright obtained by us will not be challenged, invalidated or circumvented.

If we are alleged to have infringed on the intellectual property or other rights of third parties, it could subject us to significant liability for damages and invalidation of our proprietary rights.

If, following a business combination, third parties allege that we have infringed on their intellectual property rights, privacy rights or publicity rights or have defamed them, we could become a party to litigation. These claims and any resulting lawsuits could subject us to significant liability for damages and invalidation of our proprietary rights and/or restrict our ability to publish and distribute the infringing or defaming content.

We may not be able to comply with government regulations that may be adopted with respect to the communications, media, gaming, and/or entertainment industries.

Certain segments of the communications, media, gaming, and/or entertainment industries, including broadcast networks, cable networks and radio stations, have historically been subject to substantial regulation at the Federal, state and local levels. In the past, the regulatory environment, particularly with respect to the television and radio industry, has been fairly rigid. We cannot assure you that regulations currently in effect or adopted in the future will not cause us to modify or cease any of the operations then being conducted by a target business that we acquire.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without	With
	Over-Allotment	Over-Allotment
	Option	Option Exercised

Gross Proceeds
Gross Proceeds from units offered to the public	$150,000,000	$172,500,000
Gross proceeds from units offered in the private placement	3,000,000	3,000,000

Total gross proceeds	$153,000,000	$175,500,000

Offering Expenses(1)
Underwriting discount (5.0% of gross proceeds; excludes (i) deferred underwriting discount of 2.5% of gross proceeds and (ii) gross proceeds from units offered in the private placement)(2)	$7,500,000	$8,625,000
Legal fees and expenses	400,000	400,000
Printing and engraving expenses	150,000	150,000
Accounting fees and expenses	80,000	80,000
SEC registration fee	36,991	36,991
NASD filing fee	32,291	32,291
American Stock Exchange listing fee	65,000	65,000
Miscellaneous expenses	35,718	35,718

Total offering expenses	$8,300,000	$9,425,000

Net Proceeds
Held in trust account(2)	$144,300,000	$165,675,000
Not held in trust account	400,000	400,000

Total net proceeds	$144,700,000	$166,075,000

		Percent of
Use of Net Proceeds Not Held in Trust and Up to $2.1 Million of the Interest		Net Proceeds
Earned on Our Trust Account (Net of Taxes Payable) That May Be Released		Not in
to Us to Cover Our Operating Expenses	Amount	Trust Account

Legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with a business combination	$700,000	28.0%
Legal and accounting fees relating to SEC reporting obligations	50,000	2.0
Administrative fee to Santa Monica Capital Corp. ($7,500 per month for 24 months)	180,000	7.2%
Working capital to cover miscellaneous expenses, D&O insurance and reserves including for costs of dissolution and liquidation, if necessary(3)	1,570,000	62.8%

Total(4)	$2,500,000	100.0%

(1)	A portion of the offering expenses have been paid, or will be paid, from funds we received in the form of a $240,000 loan from Santa Monica Capital Partners, LLC, as described below. We have not included this loan in the Use of Proceeds table because the amount of the loan is reflected in the offering expenses total and will be repaid by us out of the proceeds of this offering not being placed in the trust account upon consummation of this offering.

(2)	The underwriters have agreed to defer $3,750,000 of their underwriting discount (or $4,312,500 if the over-allotment option is exercised in full), which equals 2.5% of the gross proceeds of this offering, until consummation of a business combination. Upon consummation of a business combination such deferred discount will be released to the underwriters out of the proceeds of this offering held in the trust account. The underwriters will not be entitled to any interest accrued on the deferred discount.

(3)	Interest accrued and unpaid on the loan through June 30, 2006 is approximately $12,000, and will be paid from the proceeds of this offering not being placed in the trust account upon consummation of this offering.

(4)	The maximum amount of proceeds not held in the trust account will remain constant at $400,000 even if the over-allotment is exercised. We currently estimate that we would require approximately $50,000 to $75,000 to implement our stockholder approved plan of dissolution and distribution in the event we do not consummate a business combination.

We will place $144,300,000, or $165,675,000 if the underwriters’ over-allotment option is exercised in full, of the net proceeds of this offering and the private placement in a trust account at Royal Bank of Canada maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. We expect to use $3,750,000 of proceeds held in the trust account to pay the deferred underwriting discount (or $4,312,500 if the over-allotment option is exercised in full), up to $2,100,000 of the interest earned on the trust account (net of taxes payable on such interest), plus $400,000 not held in the trust account to cover our operating expenses and the remaining proceeds held in the trust account as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time.

We have agreed to pay to Santa Monica Capital Corp., an affiliate of our Chief Executive Officer, David Marshall, a monthly fee of $7,500 for general and administrative services including office space, utilities and secretarial support. We have accrued an aggregate fee of $45,000 for the six-month period from July 5, 2005 to January 5, 2006. We have agreed with Santa Monica Capital Corp. that no monthly fee will accrue for the period from January 5, 2006 until the six-month anniversary of the completion of this offering, at which time we will pay to Santa Monica Capital Corp. the entire accrued amount of $45,000 for the period prior to January 5, 2006. During each month following the six-month anniversary of the completion of this offering, we will pay a fee of $7,500 to Santa Monica Capital Corp. Our obligation to pay such fees will terminate as soon as we have paid aggregate fees of $180,000 to Santa Monica Capital Corp. or, if earlier, upon the completion of our initial business combination. We anticipate paying the administrative fee to Santa Monica Capital Corp. out of interest income, net of income taxes payable, of up to $2,100,000 to be released to us from the trust account.

The arrangement with Santa Monica Capital Corp. is for our benefit and is not intended to provide any of our officers or directors with compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Los Angeles, California area that the fee charged by Santa Monica Capital Corp. is at least as favorable as we could have obtained from an unaffiliated person.

We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and may include engaging market research firms and/or third party consultants. Such market research firms and/or third party consultants will be paid out of the funds allocated for due diligence. Our officers and directors will not receive any compensation for their due diligence of prospective target businesses, but will be reimbursed from the funds allocated for due diligence investigation for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities attendant to consummating a business transaction. To the extent funds not held in the trust account and up to $2,100,000 released to us from the trust account are insufficient to reimburse management for out-of-pocket expenses, the obligation to repay advances by management may be assumed by the resulting entity following, and subject to, the consummation of a business combination.

Santa Monica Capital Partners, LLC, an affiliate of our Chief Executive Officer and other officers and directors, has advanced to us a total of $240,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for the SEC registration fee, NASD filing fee, American Stock Exchange filing fee and accounting and legal fees and expenses. The loan bears interest of 5% per annum and is due on the earlier of December 31, 2006 or the consummation of this offering. The loan and interest will be repaid out of the proceeds of this offering not being placed in the trust account.

We intend to use estimated working capital of $60,000 for director and officer liability insurance premiums with the balance being held in reserve for other purposes.

We may use a portion of the interest released to us from the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. The amount that would be used as a down payment or lock-up payment would be determined based on the terms of the specific business combination. If we are ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we would have less funds available to us to conduct due diligence and pay other expenses related to finding another suitable business combination and might be unable to complete a business combination without borrowing funds. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate. We do not anticipate paying finders’ fees or other similar payments prior to the consummation of a business combination and that any such payments would be made only in connection with the consummation of the business combination.

We reserve the right to reallocate our use of the net proceeds of this offering not held in the trust account, and to use interest that is released to us from the trust account, in such manner as is determined to be appropriate by our board of directors.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business or to acquire other businesses.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less so that we are not deemed to be an investment company under the Investment Company Act. Interest income, net of taxes payable with respect to such interest, of up to $2,100,000 on the trust account balance is releasable to us from the trust account to fund a portion of our working capital and other requirements. Following completion of this offering, we believe the funds available to us from outside the trust account, together with interest income (net of taxes on such income) of up to $2,100,000 on the balance of the trust account to be released to us for working capital and other requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming a business combination is not completed during that time. However, there is no assurance that the net proceeds not held in trust will be sufficient to cover the expenses attendant to consummating a business combination.

Commencing on the six-month anniversary of the completion of this offering until we have paid aggregate fees of $180,000 (or, if earlier, until the completion of our initial business combination), we will pay Santa Monica Capital Corp. the fee described above. Other than this $7,500 per month administrative fee and other than the repayment to Santa Monica Capital Partners, LLC of the $240,000 loan described above, no compensation of any kind (including finder’s and consulting fees) will be paid to any of our officers, directors or advisory board members or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our officers, directors, advisers and affiliates will be reimbursed for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. To the extent that such expenses exceed the available proceeds not deposited in the trust account or released to us from the trust account as described above, we would not reimburse such out-of-pocket expenses unless we consummate a business combination. It is possible that certain of our officers and directors may be employed or retained by a target business after the business combination in some capacity. However, since the role of any of those individuals after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which such public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At June 30, 2006, our net tangible book value was a deficiency of $585,136, or approximately $0.12 per share of common stock. After giving effect to the private placement and this offering’s sale of 18,750,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at June 30, 2006 would have been $111,712,144, or $5.57 per share, representing an immediate increase in net tangible book value of $5.69 per share to the existing stockholders and an immediate dilution of $2.43 per share, or 30.4%, to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is $28,874,992 less than it otherwise would have been because, if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to 3,749,999 (approximately 19.99%) of the aggregate number of the shares of common stock sold in this offering at a per share conversion price equal to the amount in the trust account as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest (less taxes on such interest), divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$(0.12)
Increase attributable to new investors	5.69

Pro forma net tangible book value after this offering		5.57

Dilution to new investors		$2.43

The following table sets forth information with respect to our existing stockholders, the purchaser of units in the private placement that will occur prior to the completion of this offering, and the new investors:

			Total Consideration
					Average
	Shares Purchased				Price Per
	Number	Percentage	Amount	Percentage	Share

Existing stockholders	4,687,500	19.69%	$60,000	0.04%	$0.01
Private placement investor	375,000	1.57	3,000,000	1.96	$8.00
New investors	18,750,000	78.74	150,000,000	98.00	$8.00

	23,812,500	100.00%	$153,060,000	100.00%

The pro forma net tangible book value after this offering is calculated as follows:

Numerator:
Net tangible book value before this offering and the private placement	$(585,136)
Net proceeds from the private placement	3,000,000
Net proceeds from this offering	141,700,000
Less: deferred underwriting discount of 2.5% of gross proceeds (not payable until consummation of a business combination)	(3,750,000)
Offering costs paid in advance and excluded from net tangible book value before this offering	222,272
Less: proceeds held in trust subject to conversion to cash ($7.70 x 3,749,999 shares)	(28,874,992)

$111,712,144

Denominator:
Shares of common stock outstanding prior to this offering	4,687,500
Shares of common stock included in the units issued in the private placement	375,000
Shares of common stock included in the units offered	18,750,000
Less: shares subject to conversion	(3,749,999)

20,062,501

CAPITALIZATION

The following table sets forth our capitalization at June 30, 2006 and as adjusted to give effect to the private placement, the sale of our units in this offering and the application of the estimated net proceeds derived from the sale of our units in the private placement and this offering:

	June 30, 2006
	Actual	As Adjusted

Note payable to stockholder	$240,000	$—
Deferred obligation to underwriters(1)	—	3,750,000

Common stock, $.001 par value, 0 and 3,749,999 shares that are subject to possible conversion at conversion value	$—	$28,874,992

Stockholders’ equity:
Preferred stock, $.001 par value, 25,000,000 shares authorized; none issued or outstanding	$—	$—
Common stock, $.001 par value, 200,000,000 shares authorized; 4,687,500 shares issued and outstanding, actual; 20,062,501 shares issued and outstanding (excluding 3,749,999 (approximately 19.99%) shares subject to possible conversion), as adjusted	$4,688	$20,063
Additional paid-in capital	55,312	111,947,295
Deficit accumulated during the development stage	(84,033)	(84,033)

Total stockholders’ equity (deficit)	$(24,033)	$111,883,325

Total capitalization	$215,967	$140,758,317

(1)	Represents the deferred underwriting discount of $3,750,000 that is payable to the underwriters out of the trust account upon completion of a business combination.

If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 3,749,999 (approximately 19.99%) of the aggregate number of shares sold in this offering at a per share conversion price equal to the amount in the trust account, inclusive of any interest thereon, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on June 24, 2005, to serve as a vehicle to effect a merger, capital stock exchange, asset or stock acquisition or other similar business combination with an operating business in the communications, media, gaming and/or entertainment industries. We intend to utilize cash derived from the proceeds of this offering and the private placement, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of investors in this offering;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of our present officers and directors;

•	may adversely affect prevailing market prices for our securities; and

•	may subordinate the rights of holders of our common stock if preferred stock is issued with rights senior to those afforded to our common stock.

Similarly, if we issue debt securities or otherwise enter significant debt, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through offerings of our equity securities.

We estimate that the net proceeds from this offering and the private placement, after deducting offering expenses of approximately $8,300,000, including underwriting discounts (other than the deferred underwriters’ discount of $3,750,000, or $4,312,500 if the underwriters’ over-allotment option is exercised in full), will be approximately $144,700,000, or $166,075,000 if the underwriters’ over-allotment option is exercised in full. Of this amount, $144,300,000, or $165,675,000 if the underwriters’ over-allotment option is exercised in full, will be held in the trust account and the remaining $400,000 will not be held in the trust account. We expect to use $3,750,000, or $4,312,500 if the underwriters’ over-allotment is exercised in full, of the proceeds held in the trust account to pay the deferred underwriting discount, up to $2,100,000 of the interest earned on the trust account (net of taxes payable on such interest) to satisfy our operating expenses and the remaining proceeds held in the trust account to acquire a target business, including the expenses of identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business or to acquire other businesses. We believe that, upon consummation of this offering, the funds available to us outside of the trust account together with interest income (net of taxes) of up to $2,100,000 on the balance of the trust account releasable to us will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate paying approximately (1) up to $180,000 for the administrative fee payable to Santa Monica Capital Corp., (2) $700,000 for legal, accounting, due diligence and other expenses related to a business combination,

(3) $50,000 for legal and accounting fees relating to our SEC reporting obligations, and (4) $120,000 for miscellaneous expenses and reserves.

Based upon the foregoing projections, we do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us although we have not entered into any such arrangement and have no current intention of doing so. We would only consummate such a financing simultaneously with the consummation of a business combination.

On June 24, 2005, Santa Monica Capital Partners, LLC, an affiliate of our Chief Executive Officer and other officers and directors, advanced $240,000 to us, bearing interest of 5% per annum, for payment of offering expenses on our behalf. The loan will be payable on the earlier of December 31, 2006 or the consummation of this offering. The loan and accrued interest on the loan will be repaid out of the proceeds of this offering not being placed in the trust account.

We have agreed to pay to Santa Monica Capital Corp., an affiliate of our Chief Executive Officer, David Marshall, a monthly fee of $7,500 for general and administrative services including office space, utilities and secretarial support. We have accrued an aggregate fee of $45,000 for the six-month period from July 5, 2005 to January 5, 2006. We have agreed with Santa Monica Capital Corp. that no monthly fee will accrue for the period from January 5, 2006 until the six-month anniversary of the completion of this offering, at which time we will pay to Santa Monica Capital Corp. the entire accrued amount of $45,000 for the period prior to January 5, 2006. During each month following the six-month anniversary of the completion of this offering, we will pay a fee of $7,500 to Santa Monica Capital Corp. Our obligation to pay such fees will terminate as soon as we have paid aggregate fees of $180,000 to Santa Monica Capital Corp. or, if earlier, upon the completion of our initial business combination.

We have agreed to sell to the underwriters, for $100, an option to purchase up to 937,500 units. We will account for this purchase option as a cost of raising capital. We have estimated, based upon a Black-Scholes option pricing model, that the fair value of the purchase option on the date of grant is approximately $2.9 million, using an expected life of four years, volatility of 49.64%, and a risk-free rate of 5.16%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management.

PROPOSED BUSINESS

Introduction

We are a Delaware blank check company incorporated on June 24, 2005 in order to serve as a vehicle for the acquisition of an operating business in the communications, media, gaming and/or entertainment industries. These industries encompass those companies that create, produce, deliver, distribute and market entertainment and information products, communication services, as well as companies that enable voice, video and data transmission. We intend to focus on opportunities where we can combine management and board member knowledge of these sectors with our operational experience in identifying and applying new technologies, including experience in developing online businesses and products to enhance shareholder value. We believe opportunities exist, not only in acquiring stand-alone companies but also in identifying and acquiring under-utilized assets currently owned by larger conglomerates.

To date, our efforts have been limited to organizational activities. Accordingly, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

Industry Trends

Proliferation of Advanced Communications Networks and Devices.  Businesses and consumers in the United States have increasing access to a variety of new and advanced communications networks, including cellular service, local wireless networks such as WiFi and WiMAX, satellite and high-speed wireline and wireless networks. These networks and devices have increased the ability of consumers to communicate anytime from anywhere. According to CTIA – the Wireless Association, cellular telephony penetration has reached 69% in the United States and according to Nielsen/Net Ratings over 68% of active Internet users had a broadband data connection.

Wireless networks are also experiencing an increase in bandwidth. The major cellular providers have rolled out networks specifically designed for data transport, that significantly enhance the ability to use cellular networks for the transport of data, including video, music and computer files. The result is an almost ubiquitous high speed network capacity.

As the variety and coverage of networks and broadband penetration have increased, the variety of devices has also increased, with cellular telephones complemented by wireless-enabled computers, “smartphones” with an array of software and communications tools as well as Global Positioning System, or GPS, devices and portable gaming consoles.

Increase in Network-Based Services.  The increasing sophistication of computer networks and devices, as well as the maturation of key technologies and standards in the last five years, has facilitated the emergence of many new network-based services. The increase in broadband penetration has allowed services that focus on bandwidth-intensive applications, such as video, music and Internet-based telephony, to proliferate. Moreover, the presence of such networks is allowing services such as software and applications that are accessed via the Internet or a mobile network, to be provided remotely, rather than being downloaded directly into a computer or mobile device. We expect the shift toward delivering software, applications and media as services (software as a service “SAAS”), as opposed to packaged “shrink wrapped” form, to significantly impact a wide variety of markets.

Shift of Advertising Dollars.  As networks have become more sophisticated and consumers have increasing broadband access, a shift has occurred in media consumption. The amount of time people spend on the Internet has increased. While online advertising has grown rapidly, the amount spent on online advertising is less than that spent in more traditional media. According to Veronis Suhler Stevenson research, US online advertising spending is expected to grow from 2004 to 2009 at a 16.9% compound annual growth rate, or CAGR, while traditional media is expected to grow at a 4.2% CAGR over the same time period. Similarly, as networks and devices have become more capable of handling more data, the consumption of mobile content has begun to grow rapidly. Ultimately, we would expect advertising tied to the physical location of individuals to be an important contributor to advertising on mobile phones, but as these devices become an alternative means to access the Internet, we would expect many of the types of Internet-based revenue that currently are tied to computer access to become associated with mobile device access as well.

Advancement of Rich Site Summary Technology.  Traditional browsing techniques have given way to new strategies to organize the universe of online information that brings forward only the most relevant and useful content. As such, we expect Rich Site Summary, or RSS, to be a predominant method of communication and information gathering. RSS is a family of web feed formats, used, for example, by news websites, weblogs and podcasting. Web feeds provide web content or summaries of web content together with links to the full versions of the content. In addition to facilitating syndication, which allows other web sites to use a portion of a particular site, web feeds allow a website’s frequent readers to track updates on the site.

Growth in User-generated Media.  As Internet penetration increases, users themselves have become an important and significant source of mass media through blogs, RSS feeds, podcasts, web sites and other vehicles. Community sites such as My Space and Facebook have become important parts of the online landscape and have attracted significant usage. The traffic for both sites has grown enormously. According to comScore Networks, in February 2006, My Space had approximately 37 million and Facebook had approximately 11 million unique visitors. Users of such sites create a significant amount of content and its proliferation has become an important source of information and content for users of the Internet.

Growth in Carve-out / Spin-off Opportunities.  Many large conglomerates within the communications/media sectors are refocusing their strategies and efforts on core business assets to compete effectively in the new marketplace. As a result many underperforming businesses are being identified within these large organizations that, we believe, with incremental investment and management expertise could be more effectively operated outside the confines of the corporation. An example of this is Time Warner’s sale of Warner Music Group to a group of investors for $2.6 billion in 2004. It is now a public company with an enterprise value, as of April 13, 2006, of $5.4 billion.

Target Businesses / Sectors

We plan to direct our efforts on identifying companies for potential acquisition that include at least one of the following characteristics:

•	an underperforming business that we believe could increase its performance with changes in operations or strategy, incremental investment or management expertise;

•	an undercapitalized business;

•	a product or service solution business that may be enhanced by “add-on” acquisitions; or

•	a company whose technology can be leveraged to enhance a communications, media, gaming, or entertainment company’s existing products or operations.

We intend to acquire an operating company with one or more of the characteristics outlined above within the communications, media, gaming and/or entertainment industries. We will focus on sectors that are impacted by the trends discussed in this prospectus. Our management team, board of directors and advisors have extensive experience in these industries and provide us with the operational knowledge, technical expertise and relationships to acquire a business in these sectors. Depending on the specific characteristics of the target business, we may issue debt or equity securities or incur indebtedness in connection with the business combination, which may permit us to invest cash directly into a business that was undercapitalized or otherwise in need of liquid funds.

Specifically, within the communications, media, gaming, and entertainment industries, we intend to identify a potential acquisition candidate within the target sectors listed below, although we are not limited to an acquisition exclusively in these sectors:

•	Internet content and distribution;

•	interactive multimedia;

•	voice, video and data transmission platforms and services;

•	video games and massive multiplayer experiences;

•	cable, satellite and digital terrestrial television systems, programming, services and networks;

•	newspaper, book, magazine and specialty publishing;

•	direct marketing, advertising and promotional services;

•	recorded music and music publishing;

•	live entertainment and/or live entertainment venues; and

•	gaming.

In addition to companies directly engaged in selling services related to communications, media, gaming and/or entertainment, we may target companies that enable such businesses with technological tools. For example, we could consider a technology company whose tools can be leveraged by communications, media, gaming and/or entertainment companies to enhance their offerings.

We will utilize the collective experience and expertise of our management team, board of directors and advisory board to identify potential target acquisitions in these areas. We will employ a disciplined approach to identifying, evaluating, and negotiating with potential target businesses and will focus our efforts on selecting what we believe is the best opportunity or opportunities for a business combination. Assuming we complete our initial business combination, we may pursue additional business combinations to, among other objectives, drive sales growth, penetrate complementary markets, introduce new products, or broaden our sources of revenue.

Competitive Strengths

We believe that we possess several competitive strengths to source, evaluate and execute business combinations in our target industries. We believe that the background, operating histories and experience of our management team, board of directors and advisory board have equipped us not only to provide access to a broad spectrum of investment opportunities but also to improve upon the operational and financial performance of our target business.

In broad terms, the management team, board of directors and advisory board intend to contribute:

Technological Expertise — Technology Development, Investment and Management.  Members of our management team, board of directors and advisory board have participated in building and applying new technologies that have impacted and driven the trends within our target sectors. For example, MediaDefender was acquired by ARTISTdirect for its anti-piracy intellectual property which was utilized by the company to improve its ecommerce capabilities. Mr. Pulier sourced the transaction for and acted as an advisor during the transaction to ARTISTdirect.

Innovation, Strategic Planning and Business Development Experience.  In a highly competitive marketplace, businesses that consistently outperform their peers frequently attribute that success to their ability to serve their customers in new and creative ways. At the executive level the management team has participated in strategic planning and business development for the various companies with which the team has been involved.

Operational Expertise — Realignment and Cost Management.  Companies that grow quickly or experience a rapid change in their competitive landscape or in consumer habits, may be burdened with inflated cost infrastructures. In addition, other businesses may have incomplete management teams or may require entirely new management to better execute a business plan. We believe our management team has experience in the implementation of operational improvements and in assessing management talent which is required to support the successful execution of a company’s business plan.

Financial Acumen — Corporate Finance and Transactional Expertise.  We believe, given our management, board of directors and advisory board’s transactional experience and network of contacts within both the target industries and financial community, our team has the ability to identify, source, negotiate, structure, and close strategic investments of various types, including business combinations, “add-on” acquisitions, joint ventures, and other strategic arrangements. Collectively, management and our directors and advisory board members have been involved in numerous transactions ranging in size from several million dollars to several billion dollars, including deals such as Youbet.com’s acquisition of United Tote, Turner Broadcasting System’s acquisition of CastleRock, New Line Cinema and Hanna-Barbera, and General Motor’s acquisition of Hughes Aircraft Company.

Established Deal Sourcing Network.  We believe management, the board of directors and advisory board’s current positions, experience in the target industries and network of industry contacts, will assist in providing flow for a potential initial business acquisition. These contacts and sources include executives employed with, and consultants engaged by, public and private businesses in our target industries, investment bankers, attorneys, and accountants, among others, with knowledge of these industries.

Experienced Management and Board of Directors.  The following highlights the relevant experience of management and the members of our board of directors that will assist them in their expected contributions. Additional background information is included in this prospectus under “Management — Directors and Executive Officers”:

David Marshall, Chairman of the Board and Chief Executive Officer

•	Founder, Chief Executive Officer and Chairman of the Board of Youbet.com, the largest legal online gaming company in the U.S. based on total wagers

•	Principal and/or consultant to various emerging growth companies providing financial, acquisition and operational knowledge, including Small World Kids, Inc, a toy company, InterMetro Communications Inc, a Voice-Over-Internet-Protocol company, and NUI, LLC, a food and beverage, media and entertainment company

Kurt Brendlinger, Chief Financial Officer and Director

•	Fourteen year career in television production, including Producer / Executive in Charge of Production for Stone Stanley Productions and Co-Founder of Slam Dunk Productions

•	Co-founder and partner of AFA Management Partners, an asset management firm and hedge fund

•	Chief Executive Officer of Rainmakers, Inc., an Internet marketing services company for the entertainment industry

Eric Pulier, Chief Technology Officer, Secretary and Director

•	Founder and executive chairman of SOA Software, Inc., a developer of enterprise software in the areas of security and management, specifically, service oriented architecture, or SOA, solutions and has authored a book on the subject “Understanding Enterprise SOA” from Manning Press

•	Director of ARTISTdirect, Inc., a digital media entertainment company

•	Founder of Digital Evolution, leading its merger with another company to form U.S. Interactive, a provider of comprehensive, Internet-centric customer management solutions to the communications industry

•	Recognized in 1999 by VARBusiness Magazine as one of the top 30 e-visionaries

Scott Sassa, Director

•	President and Chief Executive Officer of Friendster, an Internet based social network

•	Several positions within General Electric including: President of NBC West Coast, a division of NBC Universal, Inc., President of NBC Entertainment, a company that develops and schedules programming for NBC Networks’s primetime, late night and daytime schedules, and NBC Television Station Group

•	Chief Executive Officer of Marvel Entertainment, a diversified entertainment company

Dallas Clement, Director

•	Senior Vice President of Strategy and Development of Cox Communications, Inc., a multi-service broadband communications company, where he has also served as Treasurer and Manager of Investment Planning and Director of Finance

Robert Schultz, Director

•	Senior management positions with General Motors Corporation (GM) and its electronics and aviation affiliate, GM Hughes Electronics (GM Hughes), including Vice Chairman of GM, Chairman and Chief Executive Officer of GM Hughes and General Manager of General Motors’ Delco Electronics Division

•	Board of Directors of OEA, a provider of explosively actuated devices for the aerospace industry and Chairman of Advanced Electron Beams, Inc., a company that utilizes its proprietary electron beam technology to build and market unique electron beam systems

Sharyar Baradaran, Director

•	Chief Executive Officer and Chairman of BaradaranVentures, a privately held investment fund located in Los Angeles

•	Member of the Board of Directors or Advisory Board for the following companies: InnerWorkings Inc., a leading provider of print and related procurement services; Rainmakers, Inc.; MOTA Inc., an Internet-based, used-vehicle remarketing solution and Echo Global Logistics Inc., a transportation management firm

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement as well as our existing cash, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering and the private placement are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. We would consider a company to be financially unstable if, for example, a substantial portion of its cash flow were dedicated to its debt service obligations or its expected capital expenditure requirements exceeded the ability of the target business to fund them. In addition, we would consider a business to be in its early stages of development or growth if it is newly formed and is in the process of developing its initial technologies, processes, services, or products. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We Have Not Identified a Target Business

To date, we have not selected or made preliminary contacts with a target business, and we have not received any unsolicited contacts from third parties regarding a business combination. Subject to the limitations that a target business have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination.

Sources of Target Businesses

Through the experience of our management and directors, we believe that we have contacts and sources from which to generate acquisition opportunities. These contacts and sources include securities broker-dealers, investment bankers, business brokers, private equity and venture capital funds, private and public companies, bankers, attorneys, accountants and other members of the financial community. We may be contacted by unsolicited parties who become aware of our interest in prospective targets through press releases, word of mouth, media coverage and our website, should these outlets develop. We may pay finders’ fees or compensation to third parties for their efforts in introducing us to potential target businesses, which we would negotiate at the time. Such payments, which are typically, although not always, calculated as a percentage of the dollar value of the transaction, could be paid to entities that we engage for this purpose or entities that approach us on an unsolicited basis. While payment of finders’ fees is customarily tied to completion of a transaction, we may pay fees to a finder whether or not a business combination is completed. We do not have any specific merger, capital stock exchange, asset or stock acquisition, or other similar business combination under consideration and have not had any discussions, formal or otherwise, with respect to such a transaction. In no event will we pay any of our existing officers, directors or advisory board members or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. However, our advisory board members, but not our officers or directors, may be paid consulting, management or other fees (such as finders’ fees) from a target business, including one with which they have a relationship, either prior to or as a result of a business combination, with the amount of such fees, to the extent known, to be fully disclosed to our stockholders in the proxy statement that we will furnish to our stockholders.

Selection of a Target Business and Structuring of a Business Combination

Subject to the requirement that our initial business combination must be with a target business or businesses with a fair market value that is at least 80% of our net assets at the time of such acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities), our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any specific criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management will consider, among other factors, the following:

•	financial condition and results of operation;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry into other industries;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination, including a business combination with a financially unstable, early stage or unestablished company, will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us. We will consider whether the target business’ current management should remain with us following the business combination, assessing their experience and skill set. If we believe that it would be in the best interests of the combined company post-business combination, we would seek to negotiate that certain members of the target’s management team remain in place.

We will also seek to have all prospective target businesses execute agreements with us waiving any right, title or claim to any monies held in the trust account. If any prospective target business refuses to execute such an agreement, it is unlikely that we would continue negotiations with such target business due to the possibility that such target business would seek to bring a claim against the trust account.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finders’ or consulting fees to our existing officers, directors or advisory board members, or any of their respective affiliates, for services rendered to or in connection with a business combination. In addition, none of our officers or directors will receive any finders’ fee, consulting fees or any similar fees from any person or entity in connection with any business combination involving us (although our advisory board members may) other than any compensation or fees that may be received for any services provided following such business combination.

Fair Market Value of Target Business

The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities), although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of our debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangements and have no current intention of doing so. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value (for example, if the financial analysis is too complicated for our board of directors to perform on its own or if our board of directors determines that outside expertise is necessary or helpful in conducting such analysis) or if we propose to engage in a transaction with an entity that is affiliated with one of our existing stockholders, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. If we do obtain such an opinion, we will provide details with respect to how the opinion may be obtained from us in the Current Report on Form 8-K that we will file to disclose our entering into the acquisition agreement.

Lack of Business Diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business or businesses that satisfy the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is probable that we will have the ability to effect only a single business combination. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities, which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Additionally, since our business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or closely related businesses is contingent upon the simultaneous closings of the other acquisitions.

Limited Ability to Evaluate the Management of the Target Business

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the management of the target business will be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. Although one or more of our three executive officers — David Marshall, Kurt Brendlinger and Eric Pulier — may remain associated with us following a business combination, they may not devote their full time and efforts to our affairs subsequent to a business combination and there is no assurance that any of our management will remain associated with us following a business combination. Moreover, they would be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for Stockholder Approval of Our Initial Business Combination

Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of our initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for our initial business combination, all of our existing stockholders have agreed to vote their shares of common stock then-owned by them in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and only if public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights and vote against the business combination. Voting against the combination alone will not result in conversion of shares into a pro rata share of the trust account.

Conversion Rights

At the time we seek stockholder approval of our initial business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per share conversion price will be equal to the amount in the trust account (inclusive of the deferred underwriting discount), inclusive of any interest (net of taxes payable on the interest income of the funds held in the trust account calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account or taxes payable on such interest, the initial per share conversion price would be $7.70, or $0.30 less than the per-unit offering price of $8.00.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account will still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders owning 20% or more of the shares sold in this offering both exercise their conversion rights and vote against the business combination.

The initial conversion price will be approximately $7.70 per share. As this amount is lower than the $8.00 per unit offering price and it may be less than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Plan of Dissolution and Liquidation if No Business Combination

Pursuant to the terms of the trust agreement between us and Continental Stock Transfer & Trust Company, and only as part of any plan of dissolution and liquidation in accordance with the applicable provisions of the Delaware General Corporate Law, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will dissolve and liquidate. In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our board has agreed to dissolve after the expiration of those time periods (assuming that there has been no business combination consummated), and furthermore, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

Promptly after the approval by our stockholders of our plan of dissolution and liquidation, we will liquidate our assets (including the amount in the trust account and accrued interest on such amount net of income taxes payable on such interest) and, after paying (or reserving for payment) our liabilities (from assets outside the trust account and, if necessary, within the trust account) and the costs of dissolution and liquidation (from assets outside the trust account), we will distribute the remaining assets solely to our public stockholders. Our existing stockholders have waived their rights to participate in any liquidation of our trust account in connection with our dissolution with respect to shares of common stock owned by them immediately prior to this offering and to vote their shares of common stock in favor of any plan of dissolution and distribution which we will submit to a vote of our stockholders. Upon the liquidation of our trust account as part of our dissolution, the underwriters have agreed to waive any right they may have to the $3,000,000 of deferred underwriting discount currently being held in the trust account. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of dissolution, which we currently estimate to be approximately $50,000 to $75,000, from our remaining assets outside of the trust account. If our assets held outside the trust account are insufficient to pay such costs, the Company’s three founders – David Marshall, Kurt Brendlinger and Eric Pulier – have agreed to provide any additional funds that are required to pay the costs associated with the dissolution and liquidation, excluding any special, indirect or consequential costs, such as litigation, pertaining to our dissolution and liquidation.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $7.70 or $0.30 less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than $7.70, plus interest (net of taxes payable, which taxes, if any, shall be paid from the trust account), due to claims of creditors. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

Our Chief Executive Officer and all of our executive officers have agreed pursuant to agreements with us that, if we distribute the proceeds held in trust to our public stockholders, they will be personally liable if a vendor or a prospective target business does not provide a valid and enforceable waiver to any rights or claims to the trust account to pay debts and obligations to vendors, prospective target businesses or other entities that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account, to the extent necessary to ensure that such claims do not reduce the amount in the trust account. The indemnification that our three executive officers have agreed to provide on our behalf is limited to the circumstances described in the preceding sentence, and our executive officers will not be personally liable for any other types of claims that may be made against the trust account. Based on information we have obtained from such individuals, we currently believe that such persons are of substantial means and capable of funding a shortfall in our trust account even though we have not asked them to reserve for such an eventuality. We cannot assure you, however, that they would be able to satisfy those obligations.

We believe the likelihood of our Chief Executive Officer and our other executive officers having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. We also will have access to $2,500,000 in funds available outside the trust account with which to pay any such potential claims (including costs and expenses incurred in connection with our plan of dissolution and distribution currently estimated at approximately $50,000 to $75,000). In the event that the board recommends and our stockholders approve a plan of dissolution and liquidation and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by creditors.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

We will dissolve and liquidate our trust account to our public stockholders if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if certain extension criteria are satisfied). Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we will seek stockholder approval to liquidate our trust account to our public stockholders as soon as reasonably possible as part of our plan of dissolution and distribution and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

Pursuant to, among other documents, our amended and restated certificate of incorporation, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria described below have been satisfied, our purpose and powers will be limited to dissolving, liquidating and winding up. We view this obligation to dissolve and liquidate as an obligation to our stockholders and neither we nor our board of directors will take any action to amend or waive any provision of our certificate of incorporation to allow us to survive for a longer period of time if it does not appear we will be able to consummate a business combination within the foregoing time periods. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares and have also agreed to vote in favor of any plan of dissolution and distribution which we will present to our stockholders for vote. There will be no distribution from the trust account with respect to our warrants which will expire worthless. In addition, our Chief Executive Officer and our other executive officers have agreed to indemnify us for all claims of creditors to the extent that we fail to obtain valid and enforceable waivers from such entities in order to protect the amounts held in trust.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to consummate a transaction within 24 months following the consummation of this offering our purpose and powers will be limited to dissolving, liquidating and winding up.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will make liquidating distributions to our stockholders as soon as reasonably possible as part of our plan of dissolution and distribution, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we intend to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account.

We currently believe that any plan of dissolution and distribution subsequent to the expiration of the 18 and 24-month deadlines would proceed in the following manner:

•	our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation to dissolve, prior to the passing of such deadline, and adopt a plan of dissolution and liquidation, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and liquidation and the board’s recommendation of such plan;

•	promptly after the passing of such deadline, we would file the preliminary proxy statement with the Securities and Exchange Commission;

•	if the Securities and Exchange Commission does not review the preliminary proxy statement, then approximately 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and approximately 30 days following the passing of such deadline we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and liquidation; and

•	if the Securities and Exchange Commission reviews the preliminary proxy statement, we currently estimate that we will receive comments approximately 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty), and we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and liquidation.

In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation) from the date of this offering, the proxy statement related to such a business combination will also seek stockholder approval for our board’s recommended plan of distribution and dissolution, in the event our stockholders do not approve such a business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date which is 24 months from the date of this offering (assuming the 24-month deadline is applicable), our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and liquidation, and promptly after such date file a proxy statement with the Securities and Exchange Commission seeking stockholder approval for such plan.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation sets forth certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	upon consummation of this offering, $144,300,000 (or a greater amount up to $165,675,000 depending on the amount of the over-allotment option that is exercised, if any) of the proceeds from this offering and the private placement, and the deferred underwriting discount will be placed into the trust account, which funds may not be disbursed from the trust account except in connection with our initial business combination, upon our liquidation or as otherwise permitted in the amended and restated certificate of incorporation, provided that up to $2,100,000 of the interest earned on the trust account (net of taxes payable on such interest) may be released to us to cover a portion of our operating expenses;

•	prior to the consummation of our initial business combination, we will submit such business combination to our stockholders for approval;

•	we may consummate our initial business combination only if approved by a majority of the shares of common stock voted by the public stockholders and only if public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

•	if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account;

•	if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus;

•	our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities; and

•	our board of directors will be required to adopt, within 15 days after the expiration of the allotted time periods, a resolution pursuant to Section 275(a) of the Delaware General Corporation Law finding our dissolution advisable and provide notices to our stockholders as required by Section 275(a) as promptly thereafter as possible; and

•	we may not consummate our initial business combination unless it meets the conditions specified in this prospectus, including the requirement that the business combination be with an operating business whose fair market value is equal to at least 80% of our net assets at the time of such business combination (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities).

Our amended and restated certificate of incorporation requires that we obtain unanimous consent of our stockholders to amend the above-described provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any action to waive or amend any of these provisions.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies seeking to carry out a similar business plan. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to seek stockholder approval of our initial business combination or obtain necessary financial information may delay the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders who vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination;

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to acquire an operating business that has a fair market value equal to at least 80% of our net assets at the time of the acquisition could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We currently maintain our executive offices at 9229 Sunset Boulevard, Suite 505, Los Angeles, California. The cost for this space is included in the $7,500 per-month fee described above that Santa Monica Capital Corp. charges us for general and administrative services pursuant to a letter agreement between us and Santa Monica Capital Corp. We believe, based on rents and fees for similar services in the Los Angeles, California metropolitan area that the fee charged by Santa Monica Capital Corp. is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We have three officers, all of whom are also members of our board of directors. These individuals are not obligated to devote any specific number of hours to our business and intend to devote only as much time as they deem necessary to our business. We do not intend to have any full-time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. Our management believes that the requirement of having available audited financial statements for the target business will not materially limit the pool of potential target businesses available for acquisition.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of a blank check company under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering. None of the terms of a Rule 419 offering will apply to this offering. The following table includes the proceeds from the private placement.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$144,300,000 (or $165,675,000 if the underwriters’ over-allotment option is exercised in full) of the net offering and private placement proceeds, including the deferred underwriting discount, will be deposited into a trust account at Royal Bank of Canada maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$128,250,000 (or $147,487,500 if the underwriters’ over-allotment option is exercised in full) of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Investment of net proceeds	The $144,300,000 (or $165,675,000 if the underwriters’ over-allotment option is exercised in full) of net offering and private placement proceeds held in trust will be invested only in U.S. ‘‘government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having maturity of 180 days or less.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities).	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of (1) expiration or termination of the underwriters’ over-allotment option or (2) its exercise in full, subject in either case to our having filed a Form 8-K with audited financial statements with the SEC and having issued a press release announcing when such separate trading will begin. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading on the American Stock Exchange and any stockholder may elect to trade the common stock or warrants separately or as a unit.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Election to remain an investor	We will give our stockholders the opportunity to vote on our initial business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus will have the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action will not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities would be issued.
Business combination deadline	A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to the prospective business combination was entered into prior to the end of the 18-month period.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Release of funds	Except with respect to interest income, net of income taxes on such interest, of up to $2,100,000 on the balance in the trust account released to us to fund working capital requirements, proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our dissolution and liquidation upon our failure to effect a business combination within the allotted time. While we intend, in the event of our dissolution and liquidation, to distribute funds from our trust account to our public stockholders as promptly as possible pursuant to our stockholder-approved plan of dissolution and liquidation, the actual time at which our public stockholders receive their funds will be longer than the five business days required under Rule 419.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position

David Marshall	43	Chairman of the Board and Chief Executive Officer
Kurt Brendlinger	43	Chief Financial Officer and Director
Eric Pulier	39	Chief Technology Officer, Secretary and Director
Scott Sassa	47	Director
Dallas Clement	40	Director
Robert Schultz	75	Director
Sharyar Baradaran	38	Director

David Marshall has served as our Chairman of the Board and Chief Executive Officer since our inception. Mr. Marshall is co-founder of Youbet.com, Inc. (NASDAQ:UBET), the largest legal online gaming company in the U.S. based on total wagers. Mr. Marshall served as a senior executive and director of Youbet from November 1987 to December 1999, as Chairman of the Board and Chief Executive Officer from November 1989 to June 1998 and as Vice Chairman of the Board from June 1998 to December 1999. At the request of its board of directors, Mr. Marshall returned to Youbet in March 2002 and served as its Chairman of the Board and Chief Executive Officer until September 2002. Mr. Marshall has served as Vice Chairman of the Youbet Board since September 2002. Youbet currently processes over $7 billion of wagering annually. Since Mr. Marshall’s return in 2002, Youbet’s stock has appreciated over 900%. Since December 1999, Mr. Marshall has also been a financial principal and/or consultant to various emerging growth companies providing finance, acquisition and operational expertise. One such company is Small World Kids, Inc. (OTCBB: SMWK), a toy company based in Los Angeles, California. He was also instrumental in the funding of InterMetro Communications Inc, a Voice-Over-Internet-Protocol company. In September 2005, Mr. Marshall founded NUI, LLC, a food & beverage, media & entertainment company focused solely on encouraging children to be smart, fit and happy.

Kurt Brendlinger has served as our Chief Financial Officer and a director since our inception. In September 1985, Mr. Brendlinger started a fourteen-year career in the television production business as a producer with an initial focus on commercial and sports programming with clients including NBC Sports, Gallo Winery, Chrysler Motors, Anheuser-Busch and the Los Angeles Times. From June 1988 to January 1992, Mr. Brendlinger was the Producer/Executive in Charge of Production for Stone Stanley Productions, a company based in Hollywood, California. Mr. Brendlinger’s credits include over 350 episodes of programming for distributors including Warner Bros. Television, Telepictures, USA Network, Disney Channel and the Fox Network. In January 1992, Mr. Brendlinger co-founded Slam Dunk Productions with television personality JD Roth where he served as Executive Producer from January 1992 to May 1997 for over 75 episodes of television series for the NBC network, TNT, The Disney Channel and national syndication. From June 1997 to December 2001, Mr. Brendlinger was co-founder and partner in AFA Management Partners, an asset management firm and hedge fund managing $600 million in assets in the telecommunications, Internet, media and entertainment sectors. From January 2002 to June 2004, Mr. Brendlinger was Chief Executive Officer and President of Rainmakers, Inc., an Internet marketing services company for the entertainment industry and currently serves as its Chief Executive Officer. Rainmakers has service agreements with Sony Pictures, Revolution Studios, 20th Century Fox, Dreamworks, Walden/AFG, and Initial Entertainment. Since July 2004, Mr. Brendlinger has been the Managing Director of Aaron Fleck & Associates, LLC, a registered investment advisor where he is responsible for deal sourcing, capital raising, venture capital and private equity investments and asset management.

Eric Pulier has been our Secretary and a director since our inception and also holds the position of Chief Technology Officer. Mr. Pulier was founder and, since January 2001, has served as the Executive Chairman of SOA Software, Inc., a developer of enterprise software in the areas of security and management, specifically, service-orientated architecture, or SOA, solutions. The company’s recent growth has been driven by the addition of new customers including AARP, JetBlue and Merrill Lynch. Since November 2004, he has served as a director of ARTISTdirect, Inc. (OTCBB:ARTD), a digital media entertainment company that offers an online music community and media anti-piracy solutions. In April 2005, Mr. Pulier brought and subsequently advised ARTD on the acquisition of Media Defender for $43 million. In July 1998, Mr. Pulier co-founded Interactive Video Technology (DBA, MPOD Inc.) which today is a leading provider of “software as a service (SAAS)” for massively scalable webcasting. Mr. Pulier served on the board of Interactive Video Technology since its founding on July 1998 until January 2000, and currently sits on the board of IVT’s acquiring company, MPOD, Inc., a position he has held since June 2005. In August 1994, Mr. Pulier founded Digital Evolution, and served as its Chairman & CEO from founding until August 1998. In August 1988, Mr. Pulier led Digital Evolution to a merger with another similar company to form U.S. Interactive, which provides comprehensive, Internet-centric customer management solutions to the communications industry, at which time Mr. Pulier became Executive Chairman of the combined entity. In January 2000, the company was valued in an initial public offering at a market capitalization in excess of $1 billion. In January 1997, Mr. Pulier was chosen by the Clinton Administration to conceive, organize and run the “Inaugural Technology Playground: The Bridge to the 21st Century”, a large-scale technology exhibit displayed in Washington D.C. In January 2003, Mr. Pulier was appointed as a board member of the Center for Telecommunications Management (CTM) at the Marshall School of Business at USC, a global organization dedicated to thought leadership for the networked digital economy. Mr. Pulier was an executive officer and member of the board of directors of U.S. Interactive Corp., an Internet professional services company, and its predecessors from August 1998 until November 2000, subsequent to which time U.S. Interactive Corp. filed for bankruptcy protection under the federal bankruptcy laws.

Scott Sassa was the CEO in Residence of Kleiner Perkins Caufield & Byers, a venture firm focused on early stage technology companies, from July 2005 until March 2006. Since March 2006, Mr. Sassa has been involved as the Founder and CEO of W Cubed Media, an Internet start-up focused on user generated on-line media content. From June 2004 to July 2005, Mr. Sassa was President and Chief Executive Officer of Friendster, Inc., an Internet based social network. Mr. Sassa focused on personal investments from June 2003 to June 2004. From September 1997 through June 2003, Mr. Sassa worked for General Electric Company (NYSE:GE), a diversified industrial corporation engaged in developing, manufacturing and marketing a wide variety of products for the generation, transmission, distribution, control and utilization of electricity. While at the General Electric Company, from May 1999 to June 2003, Mr. Sassa was the President of NBC West Coast, a division of NBC Universal, Inc., which is a media and entertainment conglomerate. From October 1998 to May 1999, he was the President of NBC Entertainment, a company that develops and schedules programming for NBC network’s primetime, late night and daytime schedules. He was a President of NBC Television Station Group from September 1997 to October 1998. From October 1996 to September 1997, Mr. Sassa was the Chief Operating Officer of Andrews Group, an investment company. From October 1996 to September 1997, Mr. Sassa was the Chief Executive Officer of Marvel Entertainment, a diversified entertainment company. From October 1990 to October 1996, Mr. Sassa was on the Board of Directors of Turner Broadcasting Systems, Inc., a producer of news and entertainment products, and was President of Turner Entertainment Company, which oversees the management of the Turner Broadcasting Film Library. From March 1988 to October 1990, Mr. Sassa was Executive Vice President of Turner Network Television, a cable television network.

Dallas Clement has served as a director since August 2005. Since August 2000, Mr. Clement has been the Senior Vice President of Strategy and Development for Cox Communications, Inc., a multi-service broadband communications company. Mr. Clement oversees development and growth strategies related to the Cox Communications, Inc.’s video, voice and high-speed Internet services. From December 1996 to August 2000, Mr. Clement served as the Treasurer of Cox Communications, Inc., a position in which he had responsibility for investor relations, mergers and acquisitions, capital structure and financial planning and analysis. Mr. Clement joined Cox Communications in June 1990 as Policy Analyst and was later promoted to Manager of Investment Planning in December 1992. In February 1994, he was promoted to Director of Finance. Since April 2001, Mr. Clement has served on the board of directors of Simtrol Inc. (OTCBB:SMRL), which develops and sells integration software for the audio-visual commercial market. Mr. Clement is a member of our Audit Committee.

Robert Schultz has served as a director since August 2005. In June 1955, Mr. Schultz began his 37-year career in the automotive industry as a project engineer at Oldsmobile. Mr. Schultz subsequently held senior management positions with General Motors Corporation (GM) and its electronics and aviation affiliate, GM Hughes Electronics (GM Hughes), until his retirement in 1993. Most recently, Mr. Schultz served as Vice Chairman of GM from April 1990 and as Chairman and Chief Executive Officer of GM Hughes from February 1989 until his retirement in 1993. From February 1984 to April 1990, Mr. Schultz held various senior corporate positions at GM, and from October 1981 to February 1984 served as General Manager of General Motors’ Delco Electronics Division. After departing GM, in September 1993, Mr. Schultz became a member of the board of directors of OEA, Inc. and, in January 1998, was elected chairman of the Board of Directors. OEA, Inc. was a provider of explosively actuated devices for the aerospace industry. In June 2002, he became chairman of Advanced Electron Beams, Inc. a company that utilizes its proprietary electron beam technology to build and market unique electron beam systems for advanced manufacturing processes and environmental control. Since April 2000, he has been a member of the board of directors of MCT Corporation. MCT Corporation builds and operates cellular phone systems in Russia and Central Asia. He was elected to the National Academy of Engineering in 1992. Mr. Schultz is a member of our Audit Committee.

Sharyar Baradaran has served as a director since April 2006. Since January 2001 Mr. Baradaran has served as Chief Executive Officer and chairman of BaradaranVentures, a privately held investment fund located in Los Angeles, California. Since November 2003, Mr. Baradaran has served on the board of directors of InnerWorkings Inc., a leading provider of print and related procurement services. Mr. Baradaran has served on the board of directors of Rainmakers, Inc., an Internet marketing services company for the entertainment industry from November 2002 until the present, and also has served on the board of directors of MOTA Inc., an Internet-based, used-vehicle remarketing solution for institutional sellers’ off-lease vehicle portfolios from September 2005 until the present. Mr. Baradaran has been engaged as a consultant and on the advisory board of Echo Global Logistics Inc., a transportation management firm providing superior cost savings technology and services for companies ranging from small enterprises to the Fortune 100, from August 2005 until the present. From June 2002 until December 2004, Mr. Baradaran served on the advisory board of ISENSIX Inc., a propriety wireless and web-based system providing safety/quality management solutions for vital systems in hospital, blood bank, and clinical laboratories. Mr. Baradaran also served on the advisory board of KIYON Inc., a provider of autonomic mesh networking products, technology and services for wireless and wired markets, from December 2003 until September 2005.

Our board of directors consists of only one class of directors with each director elected for a one-year term. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition.

Advisory Board

We also may consult, from time to time, with certain individuals who have experience in the communications, media, gaming and/or entertainment/industries, which we call our special advisors, each of whom is also a stockholder of our company, who may assist us in our search for and evaluation of our target business and other matters relating to our operations. The members of the advisory board do not owe us any fiduciary duties with respect to the execution of their duties. No compensation of any kind, including finder’s and consulting fees, will be paid by us to any of our special advisors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination. These advisors are as follows:

Stan Golden has over 26 years of experience in international television programming co-production, merchandising, distribution, broadcasting and cable/network development. In April 1988, Mr. Golden joined Saban International, a division of Saban Entertainment, as President in charge of launching a global television programming distribution business. In September 1994, during Mr. Golden’s tenure, Saban Entertainment, now BVS Entertainment, an independent television production company, created Saban International Paris, Saban Entertainment’s French animation studio. From October 1999 to June 2002, Mr. Golden also served as President of Program Distribution for Fox Kids Europe (a division of Fox Family Worldwide), supervising all of its program distribution, co-production and acquisitions. Since June 2002, Mr. Golden has been the Managing Partner for Golden Touch Media LLC, a consulting firm in the media and entertainment industries.

Cary Granat is the Chief Executive Officer and Co-founder with Michael Flaherty of Walden Media, a diversified media company which was founded in September 2000. In addition to his duties as Chief Executive Officer of Walden Media, Mr. Granat was appointed as President of Anschutz Film Group, or AFG, a diversified entertainment company, in April 2004. As President, he oversees creative, production and marketing activities for AFG subsidiaries Walden Media and Bristol Bay Productions. Prior to co-founding Walden Media, from February 1995 to September 2000, Mr. Granat was the president of Miramax Film’s Dimension division, a distribution and production company. From March 1992 to February 1995, Mr. Granat served as an executive at Universal Studios, a consumer-focused, performance driven, value based global media and communications company, overseeing the development and production of films. Mr. Granat currently serves on the board of directors of the World Information Transfer, a non-governmental organization in general consultative status with the United Nations.

James R. Miller has been the Chairman of Midwood Media & Communications, Inc., a media-consulting firm, since February 2000. Mr. Miller held the following positions at Warner Bros. Entertainment, Inc., a producer of film and television entertainment: he was the President of Worldwide Theatrical business operations from December 1998 to January 2000; from January 1990 to December 1997; he was the Executive Vice President of Business Acquisitions; from January 1987 to December of 1989, he was the Senior Vice President Worldwide Business Affairs; from January 1983 to December 1986 he was Vice President of Business Affairs; and from September 1979 to December 1982, he was the Vice President of Studio Business Affairs. From June 1977 to August 1979, Mr. Miller was an Associate General Counsel at Columbia Pictures. He also worked in the legal departments of Paramount Pictures, a film and television production company, from April 1976 to June 1977, and United Artists Corporation, a film and television production company, from August 1971 to April 1976. Prior to joining United Artists, Mr. Miller practiced with the New York litigation law firm of Gainsburg, Gottlieb, Levitan and Cole as a commercial litigation attorney from August 1968 to August 1971.

Director Independence

Our board of directors has determined that Messrs. Clement, Sassa, Baradaran and Schultz are “independent directors” as defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and as defined by the rules of the American Stock Exchange.

Audit Committee

Our audit committee currently consists of Messrs. Clement, Baradaran and Schultz.

The audit committee reviews the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee also selects the firm that will serve as our independent registered public accounting firm, reviews and approves the scope of the annual audit, reviews and evaluates with the independent public accounting firm our annual audit and annual financial statements, reviews with management the status of internal accounting controls, evaluates problem areas having a potential financial impact on us that may be brought to the committee’s attention by management, the independent registered public accounting firm or the board of directors, and evaluates all of our public financial reporting documents.

We have agreed with the underwriters that our audit committee will review and approve all expense reimbursements made to our officers, directors or senior advisors and that any expense reimbursement payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Clement satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the Securities and Exchange Commission.

Nominating and Compensation Committee

Prior to the consummation of this offering, we will establish a nominating and compensation committee of the board of directors. This committee will be responsible for overseeing the selection of persons to be nominated to serve on our board of directors and for recommending the compensation of the chief executive officer.

We presently intend that the nominating and compensation committee will consist of Dallas Clement, as chairman, Scott Sassa and Sharyar Baradaran, each of whom is an independent director under the American Stock Exchange listing standards.

Guidelines for Selecting Director Nominees

We will establish guidelines for selecting nominees that generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws. We have filed the code of conduct and ethics with the SEC.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Other than the $7,500 monthly fee described above that we will pay to Santa Monica Capital Corp., an affiliate of David Marshall, for providing us with office space and certain office and secretarial services, no compensation of any kind, including finder’s and consulting fees, will be paid by us to any of our directors, advisory board members, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, we will reimburse such persons for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, although they will not be reimbursed for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount not held in the trust account or released from the trust account as described above unless the business combination is consummated.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit his full time to our business and, accordingly, our officers and directors may have conflicts of interest in allocating management time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a more complete description of our management’s other affiliations, see “Management — Directors and Executive Officers.”

•	Our officers and directors are currently affiliated with, and may in the future become affiliated with, entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us. For example, David Marshall our Chief Executive Officer is a member of the Board of Directors of Youbet.com, Inc., an online gaming company.

•	We may acquire a business that is affiliated with one or more of our officers and directors, which may create conflicts of interest affecting such persons and which may result in a transaction that is not as favorable to our public stockholders as a transaction that lacks such conflicts of interest.

•	Since our directors own shares of our common stock that will become transferable only if a business combination is completed and warrants that will expire worthless if a business combination is not consummated, our directors may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. Additionally they may enter into consulting or employment agreements with the company as part of a business combination.

•	The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. These interests may include their equity interests in the company, reimbursements for expenses to the extent we have access to insufficient proceeds outside of the trust account for such reimbursement, and any interest in employment with potential target businesses.

•	Directors and officers will receive reimbursement for out-of-pocket expenses incident to the offering and identifying and investigating a suitable business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor.

Each of our officers and directors has certain pre-existing fiduciary obligations to other entities that may cause him to have conflicts of interest in determining to which entity he presents a specific business opportunity. To the extent that one of our officers or directors identifies a business opportunity that may be suitable for an entity that he has a pre-existing fiduciary obligation to, he may honor his pre-existing fiduciary obligation to that entity. Accordingly, he may not present opportunities to us that otherwise may be attractive to such entity unless it has declined to accept such opportunities.

In connection with the vote required for any business combination, all of our existing stockholders (including all of our officers and directors) have agreed to vote their respective shares of common stock then- owned by them in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering and voted in connection with our initial business combination. In addition, they have agreed to waive their respective rights to conversion of their shares in connection with the vote on our initial business combination and to participate in any liquidation distribution, but only with respect to those shares of common stock acquired by them prior to this offering including shares underlying the units acquired in the private placement.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with any of our existing stockholders, officers or directors unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of August 1, 2006 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering) and in the private placement, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers and directors; and

•	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Amount and Nature of Beneficial		Approximate Percentage of
	Ownership		Outstanding Common Stock
	Before Offering	After Offering	Before Offering	After Offering
	and	and	and	and
Name and Address of Beneficial Owner	Private Placement	Private Placement(1)	Private Placement	Private Placement(1)

David Marshall(2)(3)	4,229,268	4,604,268	90.2%	19.3%
9229 Sunset Blvd., Suite 505 Los Angeles, CA 90069
Kurt Brendlinger(2)(4)	4,229,268	4,604,268	90.2	19.3
9929 Sunset Blvd., Suite 505 Los Angeles, CA 90069
Eric Pulier(2)(5)	4,229,268	4,604,268	90.2	19.3
9229 Sunset Blvd., Suite 505 Los Angeles, CA 90069
Scott Sassa(6)	37,560	37,560	*	*
657 Perugia Way Los Angeles, CA 90077
Dallas Clement(6)	37,560	37,560	*	*
1400 Lake Hearn Drive Atlanta, GA 30319
Robert Schultz(6)	37,560	37,560	*	*
1140 Black Birch Dr. Aspen, CO 81611
Sharyar Baradaran(2)(7)	4,266,828	4,641,828	91.0	19.5
414 North Camden Drive, Suite 1240 Beverly Hills, California 90210
Santa Monica Capital Partners, LLC(8)	4,229,268	4,604,268	90.2	19.3
9229 Sunset Blvd., Suite 505 Los Angeles, CA 90069
All directors and executive officers as a group (7 individuals)	4,379,508	4,754,508	93.4%	20.0%

*	Less than 1%.

(1)	Assumes the sale of 18,750,000 units in this offering but not (a) the exercise of (i) the 18,750,000 warrants to purchase our common stock included in such units, or (ii) the underwriters’ over-allotment option; or (b) the purchase by any beneficial owner in the offering or aftermarket.

(2)	These shares are owned of record by Santa Monica Capital Partners, LLC. Messrs. Marshall, Brendlinger, Pulier and Baradaran beneficially own 31.6%, 31.6%, 31.6% and 5.3%, respectively, of Santa Monica Capital Partners, LLC before the offering and private placement, and 30.3%, 30.3%, 30.3% and 9.0%, respectively, after the offering and private placement as a result of Mr. Baradaran’s contributing a larger share to fund the private placement. Each of Messrs. Marshall, Brendlinger, Pulier and Baradaran

disclaims beneficial ownership of shares of our common stock in excess of his percentage ownership of Santa Monica Capital Partners, LLC. Santa Monica Capital Partners, LLC does not conduct any business other than serving as a holding company for our securities that are beneficially owned by these four individuals. Does not include 4,266,828 shares that are issuable upon the exercise of warrants that are not presently exercisable and that are not exercisable within 60 days after August 1, 2006.

(3)	Mr. Marshall’s interest in Santa Monica Capital Partners, LLC is held indirectly by Santa Monica Capital Corp.

(4)	Mr. Brendlinger’s interest in Santa Monica Capital Partners, LLC is held indirectly by E’s Holdings, Inc. of which he is the sole shareholder.

(5)	Mr. Pulier’s interest in Santa Monica Capital Partners, LLC is held indirectly by New Vision Ventures LLC of which he is Manager.

(6)	Does not include 37,560 shares that are issuable upon exercise of warrants that are not presently exercisable and that are not exercisable within 60 days after August 1, 2006.

(7)	Mr. Baradaran is the record owner of 37,560 shares of our common stock and the beneficial owner of the shares of Santa Monica Media Corporation as described in footnote 2.

(8)	Santa Monica Capital Partners, LLC is the record owner of the shares of our common stock listed opposite its name in the above table. As described above in notes (2) and (7), Messrs. Marshall, Brendlinger, Pulier and Baradaran beneficially own shares of our common stock by reason of their ownership of Santa Monica Capital Partners, LLC.

Santa Monica Capital Partners, LLC, our principal stockholder, has agreed to purchase from us an aggregate of 375,000 units at a price of $8.00 per unit in a private placement prior to the completion of this offering. The units purchased in the private placement will be identical to those sold in this offering. Santa Monica Capital Partners, LLC has agreed that it will not sell or otherwise transfer the shares and warrants comprising such units until after we consummate a business combination and will waive its liquidation rights with respect to such shares in the event we fail to consummate a business combination.

Immediately after the completion of this offering and the private placement, our existing stockholders (who include all of our officers and directors) collectively will beneficially own 21.3% of the then issued and outstanding shares of our common stock (assuming none of them purchases any units in this offering). As a result, our existing stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders other than approval of our initial business combination.

All of our existing stockholders have agreed that, except as described in the following sentence, the units, shares and warrants (including the shares issuable upon exercise of the warrants) that they owned prior to the completion of this offering may not be sold or otherwise transferred until one year after the date of the closing of our initial business combination. During this lock-up period, an existing stockholder is permitted to transfer units, shares or warrants (including the shares issuable upon exercise of the warrants) (1) by gift to an immediate family member or to a trust the beneficiary of which is a member of the stockholder’s immediate family, (2) to an affiliate of the stockholder, (3) to a charitable organization, (4) by virtue of the laws of descent and distribution upon the stockholder’s death, (5) pursuant to a qualified domestic relations order, (6) in the event of our liquidation prior to a business combination, or (7) in the event of the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares for cash, securities or other property subsequent to our consummation of a business combination. As a condition to the transfer of the units, shares or warrants (including the shares issuable upon exercise of the warrants) pursuant to the exceptions listed in clauses (1) to (5) of the preceding sentence, the transferee of the units, shares or warrants (including the shares issuable upon exercise of the warrants) will be required to agree in writing that he or she is subject to the same transfer restrictions during the lock-up period. The same transfer restrictions apply to units, shares and warrants underlying the units (including the shares issuable upon exercise of the warrants) that will be purchased by Santa Monica Capital Partners, LLC in the private placement prior to the completion of this offering, except that the lock-up period will end upon consummation of our initial business combination. In addition, any transfer of units, shares or warrants (including the shares issuable upon exercise of the warrants) by an existing stockholder that is made at any time must be conducted pursuant to an effective registration statement covering the transfer or pursuant to a registration exemption provided by applicable securities laws and regulations.

During the applicable lock-up period, the holders of these units will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be subject to the lock-up restrictions. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

The common stock and warrants comprising the units sold in this offering will begin separate trading five business days following the earlier to occur of (1) expiration or termination of the underwriters’ over-allotment option or (2) its exercise in full, subject in either case to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin. In no event will the common stock and warrants begin to trade separately until we have filed a Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Messrs. Marshall, Brendlinger and Pulier are our “promoters,” as defined under the Federal securities laws.

CERTAIN TRANSACTIONS

In July 2005, we issued 4,687,500 units to Santa Monica Capital Partners, LLC for $60,000 in cash, at a purchase price of approximately $0.013 per unit. At such date, Messrs. Marshall, Brendlinger and Pulier were the beneficial owners of Santa Monica Capital Partners, LLC. Additionally, in April 2006, Mr. Baradaran acquired a 5.3% membership interest in Santa Monica Capital Partners, LLC pursuant to a capital contribution of $4,500.

In August 2005 and April 2006, Santa Monica Capital Partners, LLC transferred an aggregate of 217,848 units to persons who are not directors or members of our advisory board for an aggregate price of $6,625 or $0.03 per unit and an aggregate of 240,384 units to members of our board of directors and advisory board for an aggregate price of $4,500 or $0.02 per unit as follows:

		Relationship to
	Number of	Santa Monica
Transferee	Units	Media Corporation

Dallas Clement	37,560	Director
Robert Schultz	37,560	Director
Sharyar Baradaran	37,560	Director
Scott Sassa	37,560	Director
Cary Granat	30,048	Advisor
James Miller	30,048	Advisor
Stanley Golden	30,048	Advisor
David Ficksman	30,048	Company Counsel
Other Accredited Investors	187,800	Stockholders

All units transferred by Santa Monica Capital Partners, LLC were paid for pursuant to the delivery of one-year promissory notes with interest of 8% payable upon the earlier to occur of the completion of this offering or December 31, 2006.

The holders of the majority of these shares are entitled to make up to two demands that we register the resale of their shares and warrants and shares underlying the warrants. The holders of the majority of these shares may elect to exercise these registration rights at any time after completion of our initial business combination, subject to the transfer restrictions imposed by the lock-up agreements. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the completion of our initial business combination, subject to the transfer restrictions imposed by the lock-up agreements. We will bear the expenses incurred in connection with the filing of any such registration statements.

As part of this offering, our friends, employees and directors may purchase up to an aggregate of 937,500 units at the initial public offering price through a directed unit program. For a more complete discussion of the directed unit program, see the section below entitled “Underwriting”.

We have agreed to pay to Santa Monica Capital Corp., an affiliate of our Chief Executive Officer, David Marshall, a monthly fee of $7,500 for general and administrative services including office space, utilities and secretarial support. We have accrued an aggregate fee of $45,000 for the six-month period from July 5, 2005 to January 5, 2006. We have agreed with Santa Monica Capital Corp. that no monthly fee will accrue for the period from January 5, 2006 until the six-month anniversary of the completion of this offering, at which time we will pay to Santa Monica Capital Corp. the entire accrued amount of $45,000 for the period prior to January 5, 2006. During each month following the six-month anniversary of the completion of this offering, we will pay a fee of $7,500 to Santa Monica Capital Corp. Our obligation to pay such fees will terminate as soon as we have paid aggregate fees of $180,000 to Santa Monica Capital Corp. or, if earlier, upon the completion of our initial business combination.

The arrangement with Santa Monica Capital Corp. is solely for our benefit and is not intended to provide any of our officers or directors with compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Los Angeles metropolitan area, that the fee charged by Santa Monica Capital Corp. is at least as favorable as we could have obtained from an unaffiliated person.

Santa Monica Capital Partners, LLC has advanced $240,000 to us as of the date of this prospectus to cover expenses related to this offering. The loan bears interest of 5% per annum and is due on the earlier of December 31, 2006 or the consummation of this offering. We intend to repay this loan from the net proceeds of this offering not being placed in the trust account.

We will reimburse our officers, directors, members of our advisory board and their respective affiliates for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of such out-of-pocket expenses that are reimbursable by us, which will be reviewed only by our audit committee or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per-month administrative fee described above and reimbursable out-of-pocket expenses payable to our officers, directors and advisory board members, no compensation or fees of any kind, including finders and consulting fees, will be paid by us to any of our officers, directors or advisory board members, or their affiliated entities prior to this offering, or to any of their respective affiliates, for services rendered to us prior to or with respect to the business combination.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 200,000,000 shares of common stock, par value $.001 per share, and 25,000,000 shares of preferred stock, par value $.001 per share. As of the date of this prospectus, 4,687,500 shares of common stock are outstanding, held by 16 record holders. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $6.00. The common stock and warrants comprising the units sold in this offering will begin separate trading five business days following the earlier to occur of (1) expiration or termination of the underwriters’ over-allotment option or (2) its exercise in full, subject in either case to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin. In no event will the common stock and warrants begin to trade separately until we have filed a Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock then-owned by them in accordance with the majority of the shares of our common stock voted by our public stockholders. Our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and only if public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination. Voting against the business combination alone will not result in conversion of a stockholder’s shares for a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights.

Our board of directors has one class. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the funds then in the trust account, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities including taxes. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering or acquired in the private placement if we are forced to liquidate.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 25,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

As of the date of this prospectus, there are 4,687,500 warrants outstanding excluding the warrants to be issued as part of the private placement. Each outstanding warrant and each warrant to be issued in this offering and in the private placement as part of a unit entitle the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., Los Angeles time. The warrants owned by our current stockholders prior to this offering are subject to the further restriction that they may not be exercised until the closing price of our shares of common stock is at least $11.50 for five consecutive trading days. Warrants purchased by our current stockholders in the private placement, this offering or the aftermarket will not be subject to this restriction.

We may call the warrants, except those owned by our current stockholders prior to this offering, for redemption at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established this last criterion to provide warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, there is no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless. If and when the warrants become redeemable by us, we may exercise our redemption right even if the warrants are not exercisable by their holders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Prior to the completion of this offering, we will sell to Santa Monica Capital Partners, LLC, our principal stockholder, 375,000 units at a price of $8.00 per unit in a private placement. The units to be purchased in the private placement will be identical to those sold in this offering, and the warrants forming part of the units will be identical to those sold in this offering. However, Santa Monica Capital Partners, LLC has agreed that it will not sell or otherwise transfer the shares and warrants comprising such units until after we consummate a business combination and will waive its rights to convert such shares in connection with our initial business combination or receive any proceeds upon our liquidation with respect to such shares in the event we fail to consummate a business combination. We have agreed to file a registration statement upon the request of our existing stockholders that will cover the resale of the shares of common stock and warrants issued in the private placement and the shares of common stock that are issuable upon exercise of the warrants.

Underwriters’ Purchase Option

We have agreed to sell to the underwriters for $100 an option to purchase up to a total of 937,500 units at a per unit price of $9.60. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering).

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares Eligible for Future Sale

Immediately after this offering, we will have 23,812,500 shares of common stock outstanding, or 26,625,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 18,750,000 shares sold in this offering, or 21,562,500 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 5,062,500 shares are restricted securities under Rule 144 because they were issued in private transactions not involving public offerings. None of those shares will be eligible for sale under Rule 144 prior to          , 2007. Notwithstanding this, none of those shares will be transferable for a period of one year from the date of the closing of our initial business combination (except for the shares purchased in the private placement which will be transferable upon consummation of the business combination) and will be released from such transfer restrictions prior to such dates only under limited circumstances such as our liquidation prior to a business combination or the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1.0% of the number of shares of common stock then outstanding, which will equal 238,125 shares immediately after this offering (or 266,250 shares if the underwriters exercise their over-allotment option in full); and

•	if the common stock is listed on a national securities exchange or the Nasdaq Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our 5,062,500 issued and outstanding shares prior to the completion of this offering, including the investor in the private placement, are entitled to registration rights covering the resale of their shares and the resale of their warrants and shares acquired upon exercise of their warrants. The holders of the majority of these shares are entitled to make up to two demands that we register their shares, warrants and shares that they are entitled to acquire upon the exercise of warrants. The holders of the majority of these shares can elect to exercise these registration rights at any time after the consummation of our initial business combination, subject to the transfer restrictions imposed by the lock-up agreements. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these securities are released from the restrictions imposed by the lock-up agreements. We will bear the expenses incurred in connection with the filing of any such registration statements. Pursuant to the registration rights agreement, these stockholders waive any claims to monetary damages for any failure by us to comply with the requirements of the Registration Rights Agreement.

UNDERWRITING

Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are acting as joint bookrunning managers of this offering and are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Number of
Underwriter	Units

Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Ladenburg Thalmann & Co. Inc.

Total	18,750,000

The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $[     ] per unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $[     ] per unit on sales to other dealers. If all of the units are not sold at the initial offering price, the underwriters may change the public offering price and the other selling terms. The underwriters have advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them. In addition, the underwriters have agreed to pay a referral fee in connection with this offering, which will be paid by them from their underwriting discounts and commissions, and not from funds to be placed in the trust account as described in this prospectus.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 2,812,500 additional units at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to the underwriter’s initial purchase commitment.

We and our officers, directors, advisers and other existing stockholders have agreed that (i) with respect to the shares and warrants they owned prior to the completion of this offering (but not those shares and warrants underlying the units purchased in the private placement), for a period of one year from the date of the closing of the initial business combination, and (ii) with respect to the shares and warrants purchased in the private placement, until the consummation of the initial business combination, we and they will not dispose of or hedge any units or any securities convertible into or exchangeable for our common stock, other than for transfers to their affiliated companies, spouses and children or trusts established for their benefit or to charitable organizations.

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

Each underwriter has represented, warranted and agreed that:

•	it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell any units included in this offering to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers Securities Regulations 1995;

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act of 2000, or the “FSMA”) received by it in connection with the issue or sale of any shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the units included in this offering in, from or otherwise involving the United Kingdom.

Prior to this offering, there has been no public market for our units. Consequently, the initial public offering price for the units was determined by negotiations among us and the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

We cannot assure you that the prices at which the units will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our common stock, units or warrants will develop and continue after this offering.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by Santa Monica
	Media Corporation
	No Exercise	Full Exercise

Per unit	$.60	$.60
Total	$11,250,000	$12,937,500

The amounts paid by us in the table above include $3,750,000 in deferred underwriting discounts and commissions ($4,312,400 if the over-allotment option is exercised in full), an amount equal to 2.5% of the gross proceeds of this offering, which will be placed in the trust account until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discount and commission will be released to the underwriters out of the balance held in the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, each underwriter has agreed that (1) on our liquidation it will forfeit any rights or claims to its deferred underwriting discount and commission, including any accrued interest thereon, then in the trust account, and (2) the deferred underwriters’ discount and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest.

We have agreed to sell to the underwriters for $100 an option to purchase up to a total of 937,500 units at a per unit price of $9.60. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering).

At our request, the underwriters have reserved up to 937,500 of the units for sale at the initial public offering price through a directed unit program to persons who are our friends, officers or directors. The number of units available for sale to the public will be reduced by the number of directed units purchased by participants in the program. Any directed units not purchased will be offered by the underwriters to the public on the same basis as all other units offered. We have agreed to indemnify the underwriters against certain liabilities and expenses, including liabilities under the Securities Act, in connection with the sale of the directed units.

In connection with the offering, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of units made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

A prospectus in electronic format may be made available by one or more of the underwriters. The representatives may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. The representatives will allocate shares to underwriters that may make Internet distributions on the same basis as other allocations. In addition, shares may be sold by the underwriters to securities dealers who resell shares to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Troy & Gould Professional Corporation, Los Angeles, California. Bingham McCutchen, LLP, New York, New York, is acting as counsel for the underwriters in this offering. Troy & Gould owns 15,024 units, and David L. Ficksman, a member of Troy & Gould, owns 15,024 units.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Gumbiner Savett Inc., an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Gumbiner Savett Inc. are included in reliance upon their report given upon the authority of Gumbiner Savett Inc. as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov, which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

SANTA MONICA MEDIA CORPORATION
(a corporation in the development stage)

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-2
Financial Statements
Balance Sheets as of June 30, 2006 (unaudited) and December 31, 2005	F-3
Statements of Operations for the six months ended June 30, 2006 (unaudited), the period from June 24, 2005 (inception) to December 31, 2005, and the period from June 24, 2005 (inception) to June 30, 2006 (unaudited)
F-4
Statements of Stockholders’ Deficit for the six months ended June 30, 2006 (unaudited), the period from June 24, 2005 (inception) to December 31, 2005, and the period from June 24, 2005 (inception) to June 30, 2006 (unaudited)
F-5
Statements of Cash Flows for the six months ended June 30, 2006 (unaudited), the period from June 24, 2005 (inception) to December 31, 2005, and the period from June 24, 2005 (inception) to June 30, 2006 (unaudited)
F-6
Notes to Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Santa Monica Media Corporation

We have audited the accompanying balance sheet of Santa Monica Media Corporation (a corporation in the development stage) as of December 31, 2005, and the related statements of operations, stockholders’ deficit and cash flows for the period from June 24, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Santa Monica Media Corporation as of December 31, 2005, and the results of its operations and its cash flows for the period from June 24, 2005 (inception) to December 31, 2005 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has no present revenue, its business plan is dependent upon completion of a financing and the Company’s cash and working capital as of April 19, 2006 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GUMBINER SAVETT INC.

Santa Monica, California
April 19, 2006, except for Note 1
as to which the date is July 10, 2006

SANTA MONICA MEDIA CORPORATION
(a corporation in the development stage)

BALANCE SHEETS

	June 30,	December 31,
	2006	2005
	(Unaudited)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$51,495	$129,434
OTHER ASSETS
Deferred offering costs	561,103	312,845

TOTAL ASSETS	$612,598	$442,279

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Notes payable — related party	$240,000	$240,000
Accounts payable and accrued liabilities	396,631	202,783

Total current liabilities	636,631	442,783

STOCKHOLDERS’ DEFICIT
Preferred Stock, $.001 par value, 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $.001 par value, 200,000,000 shares authorized; 4,687,500 issued and outstanding	4,688	4,688
Warrants, 4,687,500 issued and outstanding	—	—
Additional paid-in capital	55,312	55,312
Accumulated deficit	(84,033)	(60,504)

Total stockholders’ deficit	(24,033)	(504)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$612,598	$442,279

See Notes to Financial Statements

SANTA MONICA MEDIA CORPORATION
(a corporation in the development stage)

STATEMENTS OF OPERATIONS

		For the Period from	For the Period from
	Six Months	June 24, 2005	June 24, 2005
	Ended	(inception) through	(inception) through
	June 30,	December 31,	June 30,
	2006	2005	2006
	(Unaudited)		(Unaudited)

Operating expenses
Professional fees	$3,335	$7,364	$10,699
Rent and facilities	—	45,000	45,000
Formation and operating costs	13,394	1,340	14,734

	16,729	53,704	70,433

Other expense
Interest expense	6,000	6,000	12,000

	6,000	6,000	12,000

Net loss before provision for income taxes	(22,729)	(59,704)	(82,433)
Provision for state income taxes	800	800	1,600

Net loss	$(23,529)	$(60,504)	$(84,033)

Weighted average shares outstanding	4,687,500	4,687,500	4,687,500

Net loss per share — basic and diluted	$(0.01)	$(0.01)	$(0.02)

See Notes to Financial Statements

SANTA MONICA MEDIA CORPORATION
(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ DEFICIT
For the six months ended June 30, 2006 (unaudited), the period from June 24, 2005 (inception) through
December 31, 2005, and the period from June 24, 2005 (inception) through June 30, 2006 (unaudited)

			Additional
			Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Common shares issued June 24, 2005 at $.0128 per share	4,687,500	$4,688	$55,312	$—	$60,000
Net loss	—	—	—	(60,504)	(60,504)

Balance at December 31, 2005	4,687,500	4,688	55,312	(60,504)	(504)
Net loss (unaudited)	—	—	—	(23,529)	(23,529)

Balance at June 30, 2006 (unaudited)	4,687,500	$4,688	$55,312	$(84,033)	$(24,033)

See Notes to Financial Statements

SANTA MONICA MEDIA CORPORATION
(a corporation in the development stage)

STATEMENTS OF CASH FLOWS

		For the Period from	For the Period from
	Six Months	June 24, 2005	June 24, 2005
	Ended	(inception) through	(inception) through
	June 30,	December 31,	June 30,
	2006	2005	2006
	(Unaudited)		(Unaudited)

Cash flow from operating activities:
Net loss	$(23,529)	$(60,504)	$(84,033)
Change in accounts payable and accrued expenses	12,600	60,200	72,800

Net cash used in operating activities	(10,929)	(304)	(11,233)

Cash flows from financing activities:
Proceeds from notes payable — related party	—	240,000	240,000
Proceeds from sale of shares of common stock	—	60,000	60,000
Payment of costs of proposed public offering	(67,010)	(170,262)	(237,272)

Net cash (used in) provided by financing activities	(67,010)	129,738	62,728

Net change in cash and cash equivalents	$(77,939)	$129,434	$51,495
Cash and cash equivalents at beginning of period	129,434	—	—

Cash and cash equivalents at end of period	$51,495	$129,434	$51,495

Supplemental disclosure of non-cash financing activity:
Accrued offering costs	$181,248	$142,583	$323,831

See Notes to Financial Statements

SANTA MONICA MEDIA CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS
For the six months ended June 30, 2006 (unaudited) and the period from June 24, 2005 (inception)
through December 31, 2005

1.	Organization, Business Operations and Significant Accounting Policies

Santa Monica Media Corporation (the “Company”) was incorporated in Delaware on June 24, 2005. The Company is currently a subsidiary of Santa Monica Capital Partners, LLC. The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business. The Company’s efforts in identifying a prospective target business will be in the communications, media, gaming and/or entertainment industry.

At June 30, 2006, the Company had not commenced any operations. All activity through June 30, 2006 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end. The Company is considered in the development stage and is subject to the risks associated with development stage companies. As such, the Company’s results consist primarily of capital raising activities through August 22, 2006, and its ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) which is discussed in Note 2. In addition, there is a working capital deficiency as of June 30, 2006. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

In evaluating a prospective target business, the Company will consider, among other factors, the financial condition and results of operations; growth potential; experience and skill of management and availability of additional personnel; capital requirements; competitive position; barriers to entry into other industries; stage of development of the products, processes or services; degree of current or potential market acceptance of the products, processes or services; proprietary features and degree of intellectual property or other protection of the products, processes or services; regulatory environment of the industry; and costs associated with effecting the business combination. These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors, as well as other considerations deemed relevant by the Company in effecting a business combination consistent with its business objective.

Upon the closing of the Proposed Offering, $144,300,000 (including the deferred underwriting discount of 2.5% ($3,750,000) of the gross proceeds of the Proposed Offering), or approximately $7.70 per unit, of the proceeds, including the $3,000,000 proceeds of a private placement of 375,000 units of the Company at $8.00 per unit (the “Private Placement”) to be completed prior to the closing of the public offering, will be held in a trust account (“Trust Account”) until the earlier of (i) the consummation of a Business Combination or (ii) liquidation of the Company. The remaining net proceeds (not held in the Trust Account) and up to $2,100,000 of interest earned on the Trust Account (net of taxes payable) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. The Company had one stockholder as of July 31, 2005, Santa Monica Capital Partners LLC (“Initial Stockholder”). During August 2005 and April 2006, Santa Monica Capital Partners, LLC transferred an aggregate of 458,232 units to various

SANTA MONICA MEDIA CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS — (Continued)

parties including the outside directors and advisory board members (“Transferee Stockholders”). The Initial Stockholder and the Transferee Stockholders have agreed to vote all shares of common stock held by them in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting provisions will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding up to 3,749,999 shares, assuming no exercise of the underwriters’ purchase option, may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their pro rata interest in the Trust Account computed without regard to the shares held by the Initial Stockholder and Transferee Stockholders.

The Company’s Certificate of Incorporation, as amended, provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

Underwriters’ Purchase Option

As described in Note 5, the Company has agreed to sell a Purchase Option to the underwriters to purchase up to a total of 937,500 units at a per-unit offering price of $9.60 commencing on the later of the consummation of a Business Combination or one year from the date of this Proposed Offering and expiring four years from the consummation of the Proposed Offering.

The Company has determined, based on the Black-Scholes option pricing formula that the fair value of the Purchase Option at date of sale would be approximately $3.10 per unit or approximately $2.9 million total, using a risk free interest rate of 5.16%, expected life of four years and estimated volatility of 49.64%.

The volatility calculation of 49.64% is based on the average volatility of a representative sample of companies in the same industries as targeted by the Company during a 1,000 trading day period ended July 6, 2006. Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its unit price, which will depend on a number of factors which cannot be ascertained at this time. The Company used the representative sample because its management believes that the volatility of these companies is a reasonable benchmark to use in estimating the expected volatility for the Company’s units. Although an expected life of four years was taken into account for the purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period, the option would become worthless.

Cash Equivalents and Concentrations

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Such cash and cash equivalents, at times, may exceed federally insured limits. The Company maintains its accounts with financial institutions with high credit ratings.

SANTA MONICA MEDIA CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Income Taxes

Deferred income taxes are provided for the differences between the basis of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $25,000 and $18,000 at June 30, 2006 and December 31, 2005 respectively. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be realized, the Company has recorded a full valuation allowance at June 30, 2006 and December 31, 2005. The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Loss per Share

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. Basic and dilutive loss per share are the same because all warrants outstanding are antidilutive. At June 30, 2006 and December 31, 2005, 4,687,500 warrants were outstanding.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2.	Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 18,750,000 units (“Units”). Each Unit consists of one share of the Company’s common stock, and one Redeemable Common Stock Purchase Warrant (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a business combination with a target business or one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

3.	Deferred Offering Costs

Deferred offering costs consist primarily of legal fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised.

4.	Note Payable — Related Party

The Company issued a $240,000 unsecured promissory note to its Initial Stockholder on June 24, 2005. The note (as amended) bears interest at 5% and shall be repayable, including interest, on the earlier of (i) December 31, 2006 or (ii) the date on which the Company consummates the Proposed Offering of its securities. Due to the short-term nature of the note, the fair value of the note approximates its carrying

SANTA MONICA MEDIA CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS — (Continued)

amount. Interest expense accrued on this obligation as of June 30, 2006 and December 31, 2005 was $12,000 and $6,000, respectively.

5.	Commitments

The Company utilizes certain administrative, technology and secretarial services, as well as certain limited office space provided by an affiliate of the Initial Stockholder. Such affiliate has agreed that it will make such services available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing as of July 1, 2005 through January 5, 2006. Under the agreement as amended, the Company will not pay nor accrue additional rent until six months after consummation of the Proposed Offering of the Company’s securities. As of June 30, 2006 and December 31, 2005, the Company had accrued $45,000 for such services, which are included in accrued liabilities.

The Company has agreed to sell to the underwriters for $100, an option to purchase up to 937,500 of the units sold to the public exercisable at $9.60 (“Purchase Option”) per unit. The Purchase Option is expected to be issued upon the closing of the Proposed Offering. If the Proposed Offering does not close, the Purchase Option will not be issued. The warrants issued in conjunction with these units are identical to those offered by the Proposed Offering except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering). This Purchase Option commences on the later of the consummation of a business combination and one (1) year from the date of the Proposed Offering and expiring four (4) years from the date of the Proposed Offering. The Purchase Option and the 937,500 units, the 937,500 shares of common stock and the warrants underlying such units, and the shares of common stock underlying such warrants, may be deemed compensation by the National Association of Securities Dealers (“NASD”) and may be therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the Purchase Option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of the Proposed Offering. However, the Purchase Option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the Purchase Option and its underlying securities have been registered under the registration statement of which the Proposed Offering forms a part of, the Purchase Option grants to holders “piggy back” rights for periods of four years from the date of the Proposed Offering with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the Purchase Option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions, which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the Purchase Option may be adjusted in certain circumstances, including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the Purchase Option will not be adjusted for issuances of common stock at a price below its exercise price.

6.	Preferred Stock

The Company is authorized to issue 25,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

7.	Common Stock and Warrants

In July, 2005, the Company issued 4,687,500 Units to Santa Monica Capital Partners Ltd. for $60,000 in cash, at a purchase price of approximately $0.01 per unit. Mr. Marshall, the Company’s Chairman of the Board and Chief Executive Officer, Mr. Brendlinger, the Company’s Chief Financial Officer and Director, Mr. Pulier, the Company’s Secretary and Director, and Mr. Baraduran, the Company’s Director, are the

SANTA MONICA MEDIA CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS — (Continued)

beneficial owners of Santa Monica Capital Partners, LLC. Each unit consists of one share of the Company’s common stock and one warrant to purchase one share of the Company’s common stock at an exercise price of $6.00 per share exercisable on the later of the consummation of a Business Combination and one year from the date of the Proposed Offering and expiring four years from the consummation of the Proposed Offering. The warrants held by the Initial Stockholder and the Transferee Stockholders are subject to the further restriction in that they may not be exercised until the closing price of the shares of the Company’s common stock is at least $11.50 per share for five consecutive trading days.

During August 2005 and April 2006, Santa Monica Capital Partners, LLC transferred an aggregate of 458,232 units to the Transferee Stockholders. Santa Monica Capital Partners, LLC transferred an aggregate of 217,848 units to persons who are not directors or members of our advisory board for an aggregate price of $6,625, or $0.03 per unit. An aggregate of 240,384 units were transferred at an aggregate price of $4,500, or $0.02 per unit, to members of the Company’s board of directors and advisory board.

The units were transferred to the following people:

Board and Advisory Board Members

			Relationship to
		Number	Santa Monica Media
Transferee	Date	of Units	Corporation

Dallas Clement	August 2005	37,560	Director
Robert Schultz	August 2005	37,560	Director
Scott Sassa	August 2005	37,560	Director
Sharyar Baradaran	April 2006	37,560	Director
Stanley Golden	August 2005	30,048	Advisory Board
Cary Granat	August 2005	30,048	Advisory Board
James Miller	August 2005	30,048	Advisory Board

Non-Director or Advisory Board Members

David Ficksman	August 2005	30,048	Company Counsel
Carl Bressler	August 2005	15,024	None
Dene Kendros	August 2005	30,048	None
Aaron Fleck	August 2005	30,048	None
Kacy Rozelle	August 2005	15,024	None
Russell Fine	August 2005	45,072	None
Larry Bond	August 2005	22,536	None
Debra Fine	August 2005	30,048	None

These units were not transferred to settle any obligations of the Company or in exchange for services for the Company through March 31, 2006. Future services provided by any of the transferees will be compensated pursuant to separate agreements.

All units transferred by Santa Monica Capital Partners, LLC were paid for pursuant to the delivery of one-year promissory notes issued to Santa Monica Capital Partners, LLC with interest of 8% per annum payable upon maturity thereof.

SANTA MONICA MEDIA CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Additionally, in April 2006, Santa Monica Capital Partners, LLC issued 5.3% of its membership interests to Sharyar Baradaran pursuant to his capital contribution of $4,500 in Santa Monica Capital Partners, LLC. Such interest represents an indirect beneficial ownership of 225,000 units of Santa Monica Media Corporation.

Also, in April 2006, the Company and Santa Monica Capital Partners, LLC agreed to a private placement of units in connection with the Proposed Offering. The agreement calls for Santa Monica Capital Partners, LLC to purchase 375,000 units at $8.00 per unit for $3,000,000 prior to the Proposed Offering. The proceeds of this Private Placement will be held in the Trust Account established for the Proposed Offering (Note 1).

Registration Rights

The holders of the Company’s 5,062,500 issued and outstanding shares prior to the completion of the offering, including the investor in the private placement, are entitled to registration rights covering the resale of their shares and the resale of their warrants and shares acquired upon exercise of their warrants. The holders of the majority of these shares are entitled to make up to two demands that the Company register their shares, warrants and shares that they are entitled to acquire upon the exercise of warrants. The holders of the majority of these shares can elect to exercise these registration rights at any time after the consummation of the Company’s initial business combination, subject to the transfer restrictions imposed by the lock-up agreements. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these securities are released from the restrictions imposed by the lock-up agreements. The Company will bear the expenses incurred in connection with the filing of any such registration statements. Pursuant to the registration rights agreement, these stockholders waive any claims to monetary damages for any failure by the Company to comply with the requirements of the registration rights agreement.

Stock Split

In March 2006, the Board approved a split of the Company’s common stock. All share amounts presented in these financial statements and footnotes have been adjusted to reflect this split.

$150,000,000

Santa Monica Media
Corporation

18,750,000 Units

PROSPECTUS

          , 2006

Joint Book-Running Managers

Citigroup

Deutsche Bank Securities

Co-Manager

Ladenburg Thalmann & Co. Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial trustee’s fee	$1,000	(1)
SEC registration fee	36,991
NASD filing fee	32,291
Accounting fees and expenses	80,000
Printing and engraving expenses	150,000
Legal fees and expenses	400,000
American Stock Exchange filing fee	65,000
Miscellaneous	34,718	(2)

Total	$800,000

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, we will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of our common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.

(2)	This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.	Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

(a) During the past three years, we sold 4,687,500 units without registration under the Securities Act to Santa Monica Capital Partners, LLC pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. Santa Monica Capital Partners, LLC transferred an aggregate of 217,848 units to persons who are not directors or members of our advisory board for an aggregate price of $6,625 at a purchase price of $0.03 per share. An aggregate of 240,384 units were transferred at an aggregate price of $4,500 at a purchase price of $0.02 per share to members of our board of directors and advisory board. The units were transferred to the following people:

Board and Advisory Board Members

			Relationship to
		Number	Santa Monica Media
Transferee	Date	of Units	Corporation

Dallas Clement	August 2005	37,560	Director
Robert Schultz	August 2005	37,560	Director
Scott Sassa	August 2005	37,560	Director
Sharyar Baradaran	April 2006	37,560	Director
Stanley Golden	August 2005	30,048	Advisory Board
Cary Granat	August 2005	30,048	Advisory Board
James Miller	August 2005	30,048	Advisory Board

Other Transferees

David Ficksman	August 2005	30,048	Company Counsel
Carl Bressler	August 2005	15,024	None
Dene Kendros	August 2005	30,048	None
Aaron Fleck	August 2005	30,048	None
Kacy Rozelle	August 2005	15,024	None
Russell Fine	August 2005	45,072	None
Larry Bond	August 2005	22,536	None
Debra Fine	August 2005	30,048	None

Santa Monica Capital Partners, LLC is a limited liability company that is owned by our Chief Executive Officer, David Marshall, and three of our other officers and directors. Santa Monica Capital Partners, LLC does not conduct any business other than serving as a holding company for the securities issued by us that are beneficially owned by those officers and directors. With the exception of Mr. Ficksman, the transferees who are listed above under “Other Transferees” do not have any business relationship with Santa Monica Media Corporation and received shares from Santa Monica Capital Partners, LLC as a result of their prior business relationships with Mr. Marshall.

All units transferred by Santa Monica Capital Partners, LLC were paid for pursuant to the delivery of one-year promissory notes issued to Santa Monica Capital Partners, LLC with interest of 8% per annum payable upon the earlier to occur of the completion of this offering or December 31, 2006. Mr. Ficksman subsequently transferred 15,024 of his shares to Troy & Gould P.C., of which he is a member.

Additionally, in April 2006, Santa Monica Capital Partners, LLC issued 5.3% of its membership interests to Sharyar Baradaran pursuant to his capital contribution of $4,500 in Santa Monica Capital Partners, LLC. Such additional interest represents an indirect ownership of 225,000 units of Santa Monica Media Corporation.

No underwriting discounts or commissions were paid with respect to such transfers.

We have agreed to issue 375,000 units to Santa Monica Capital Partners, LLC, our principal stockholder, prior to the consummation of the offering that is being registered pursuant to this registration statement. The units will be sold at a price of $8.00 per unit and will have an aggregate purchase price of $3,000,000. The units will be identical to the units being registered pursuant to this registration statement. The issuance of the units will be made without registration under the Securities Act in reliance on the registration exemption contained in Section 4(2) of the Securities Act for a transaction not involving a public offering. We will not pay any underwriting discounts or commission in connection with such issuance.

Item 16.	Exhibits and Financial Statement Schedules.

Exhibit No.	Description

1.1	Form of Underwriting Agreement.**
3.1	Amended and Restated Certificate of Incorporation of the Registrant.**
3.2	Bylaws of the Registrant.**
4.1	Specimen Unit Certificate.**
4.2	Specimen Common Stock Certificate.**
4.3	Specimen Warrant Certificate.
4.4	Form of Unit Purchase Option to be granted to Underwriters.
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Troy & Gould P.C.
10.1	Form of Letter Agreement between the Registrant and the Registrant’s officers, directors and stockholders.
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
10.3	Form of Registration Rights Agreement between the Registrant and the holders of the Unit Purchase Option.**
10.4	Letter Agreement between Santa Monica Capital Partners, LLC, and the Registrant regarding administrative support.**
10.5	Promissory Note June 24, 2005 in the principal amount of $240,000 issued by the Registrant to Santa Monica Capital Partners, LLC**.
10.6	Amendment to Promissory Note dated June 24, 2005 issued by the Registrant to Santa Monica Capital Partners, LLC.**
10.7	Form of Registration Rights Agreement among the Registrant and its existing stockholders.**
10.8	Form of Securities Purchase Agreement between the Registrant and Santa Monica Capital Partners, LLC.**
10.9	Form of Letter Agreement between the Representatives and the Registrant’s officers, directors and stockholders.**
10.10	Form of Letter Agreement between the Representatives and Santa Monica Capital Partners, LLC.**
14	Code of Ethics**
23.1	Consent of Gumbiner Savett Inc.
23.2	Consent of Troy & Gould P.C. (included in Exhibit 5.1).
23.3	Consent of Veronis Suhler Stevenson**
23.4	Consent of ComScore Networks, Inc.**
24.1	Power of Attorney (included on the signature pages of this Registration Statement).**
99.1	Audit Committee Charter**

*	To be filed by amendment

**	Previously filed

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 6 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 22nd day of August, 2006.

SANTA MONICA MEDIA CORPORATION

By:	/s/ David Marshall
David Marshall
Chairman and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name		Position	Date

/s/ David Marshall David Marshall		Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 22, 2006

* Kurt Brendlinger		Chief Financial Officer and Director (Principal Financial and Accounting Officer)	August 22, 2006

* Eric Pulier		Chief Technology Officer, Secretary and Director	August 22, 2006

* Scott Sassa		Director	August 22, 2006

* Dallas Clement		Director	August 22, 2006

* Sharyar Baradaran		Director	August 22, 2006

* Robert Schultz		Director	August 22, 2006

*By:	/s/ David Marshall David Marshall Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.**
3.1	Amended and Restated Certificate of Incorporation of the Registrant.**
3.2	Bylaws of the Registrant.**
4.1	Specimen Unit Certificate.**
4.2	Specimen Common Stock Certificate.**
4.3	Specimen Warrant Certificate.
4.4	Form of Unit Purchase Option to be granted to the Underwriters.
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Troy & Gould P.C.
10.1	Form of Letter Agreement between the Registrant and the Registrant’s officers, directors and stockholders.
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
10.3	Form of Registration Rights Agreement between the Registrant and the holders of the Unit Purchase Option.**
10.4	Letter Agreement between Santa Monica Capital Partners, LLC, and the Registrant regarding administrative support.**
10.5	Promissory Note dated June 24, 2005 in the principal amount of $240,000 issued by the Registrant to Santa Monica Capital Partners, LLC.**
10.6	Amendment to Promissory Note dated June 24, 2005 issued by the Registrant to Santa Monica Capital Partners, LLC.**
10.7	Form of Registration Rights Agreement among the Registrant and its existing stockholders.**
10.8	Form of Securities Purchase Agreement between the Registrant and Santa Monica Capital Partners, LLC.**
10.9	Form of Letter Agreement between the Representatives and the Registrant’s officers, directors and stockholders.**
10.10	Form of Letter Agreement between the Representatives and Santa Monica Capital Partners, LLC.**
14	Code of Ethics**
23.1	Consent of Gumbiner Savett Inc.
23.2	Consent of Troy & Gould P.C. (included in Exhibit 5.1).
23.3	Consent of Veronis Suhler Stevenson**
23.4	Consent of ComScore Networks, Inc.**
24.1	Power of Attorney (included on the signature pages of this Registration Statement).**
99.1	Audit Committee Charter**

*	To be filed by amendment

**	Previously filed